                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                      among

                           UNITED STATES CAN COMPANY,
                                  as Borrower,

                              U.S. CAN CORPORATION

                                       and

                 DOMESTIC SUBSIDIARIES OF U.S. CAN CORPORATION,
                             as Domestic Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

                                       and

                                  BANK ONE, NA
                              (MAIN OFFICE CHICAGO)
                             as Documentation Agent

                           DATED AS OF OCTOBER 4, 2000


                                  Arranged by:

                         BANC OF AMERICA SECURITIES LLC

                                       and

                           SALOMON SMITH BARNEY INC.,

                           as Joint-Lead Arrangers and
                               Joint-Book Managers

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         1.1    Definitions.......................................................................................1
         1.2    Computation of Time Periods and Other Definitional Provisions....................................33
         1.3    Accounting Terms; Calculations...................................................................33
         1.4    Time.............................................................................................34

SECTION 2 CREDIT FACILITIES......................................................................................34
         2.1    Revolving Loans..................................................................................34
         2.2    Letter of Credit Subfacility.....................................................................36
         2.3    Tranche A Term Loans.............................................................................42
         2.4    Tranche B Term Loans.............................................................................44
         2.5    Swing Line Loans Subfacility.....................................................................46
         2.6    Foreign Currency Loans Subfacility...............................................................47
         2.7    Continuations and Conversions....................................................................52
         2.8    Minimum Amounts..................................................................................53
         2.9    Currency Equivalents.............................................................................53

SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT...........................................54
         3.1    Interest.........................................................................................54
         3.2    Place and Manner of Payments.....................................................................54
         3.3    Prepayments......................................................................................55
         3.4    Fees.............................................................................................57
         3.5    Payment in Full at Maturity......................................................................58
         3.6    Computations of Interest and Fees................................................................59
         3.7    Pro Rata Treatment...............................................................................60
         3.8    Sharing of Payments..............................................................................61
         3.9    Capital Adequacy.................................................................................62
         3.10   Inability To Determine Interest Rate.............................................................62
         3.11   Illegality.......................................................................................63
         3.12   Requirements of Law..............................................................................63
         3.13   Taxes............................................................................................64
         3.14   Indemnity........................................................................................67
         3.15   Substitution of Lender; Relocation...............................................................67
         3.16   All Borrowers Treated Equally....................................................................68
         3.17   Limitation on Making Claims......................................................................68

SECTION 4 DOMESTIC GUARANTY......................................................................................68
         4.1    Guaranty of Payment..............................................................................68
         4.2    Obligations Unconditional........................................................................69
         4.3    Modifications....................................................................................70
         4.4    Waiver of Rights.................................................................................70
         4.5    Reinstatement....................................................................................70
         4.6    Remedies.........................................................................................71
         4.7    Limitation of Guaranty...........................................................................71
         4.8    Rights of Contribution...........................................................................71

SECTION 5 CONDITIONS PRECEDENT...................................................................................71
         5.1    Closing Conditions...............................................................................71
         5.2    Conditions to All Extensions of Credit...........................................................78

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................80
         6.1    Financial Condition..............................................................................80
         6.2    No Material Change...............................................................................80
         6.3    Organization and Good Standing...................................................................80
         6.4    Due Authorization................................................................................80
         6.5    No Conflicts.....................................................................................81
         6.6    Consents.........................................................................................81
         6.7    Enforceable Obligations..........................................................................81
         6.8    No Default.......................................................................................81
         6.9    Ownership........................................................................................82
         6.10   Indebtedness.....................................................................................82
         6.11   Litigation.......................................................................................82
         6.12   Taxes............................................................................................82
         6.13   Compliance with Law..............................................................................82
         6.14   ERISA............................................................................................82
         6.15   Subsidiaries.....................................................................................84
         6.16   Use of Proceeds..................................................................................84
         6.17   Government Regulation............................................................................84
         6.18   Environmental Matters............................................................................85
         6.19   Intellectual Property............................................................................86
         6.20   Solvency.........................................................................................87
         6.21   Investments......................................................................................87
         6.22   Disclosure; Projections..........................................................................87
         6.23   Licenses, etc....................................................................................87
         6.24   No Burdensome Restrictions.......................................................................87
         6.25   Broker's Fees....................................................................................87
         6.26   Labor Matters....................................................................................88
         6.27   Location of Collateral...........................................................................88
         6.28   Collateral Documents.............................................................................88
         6.29   Insurance........................................................................................88
         6.30   Representations and Warranties from Merger Agreement.............................................88
         6.31   Immunity.........................................................................................88
         6.32   Proper Legal Form................................................................................89
         6.33   Material Contracts...............................................................................89

SECTION 7 AFFIRMATIVE COVENANTS..................................................................................89
         7.1    Information Covenants............................................................................89
         7.2    Preservation of Existence and Franchises.........................................................94
         7.3    Books and Records................................................................................94
         7.4    Compliance with Law..............................................................................94
         7.5    Payment of Taxes and Other Indebtedness..........................................................94

         7.6    Insurance/Condemnation...........................................................................95
         7.7    Maintenance of Property..........................................................................96
         7.8    Performance of Obligations.......................................................................96
         7.9    Use of Proceeds..................................................................................96
         7.10   Audits/Inspections...............................................................................97
         7.11   Financial Covenants..............................................................................97
         7.12   Collateral.......................................................................................98
         7.13   Additional Credit Parties........................................................................98
         7.14   Third Party Consents............................................................................100
         7.15   Interest Rate Protection Agreements.............................................................100
         7.16   Post-Closing Deliveries.........................................................................100

SECTION 8 NEGATIVE COVENANTS....................................................................................101
         8.1    Indebtedness....................................................................................102
         8.2    Liens...........................................................................................103
         8.3    Nature of Business..............................................................................104
         8.4    Consolidation and Merger........................................................................104
         8.5    Sale or Lease of Assets.........................................................................104
         8.6    Advances, Investments and Loans.................................................................105
         8.7    Restricted Payments.............................................................................105
         8.8    Transactions with Affiliates....................................................................106
         8.9    Fiscal Year; Organizational Documents...........................................................107
         8.10   Other Indebtedness; Material Agreements.........................................................107
         8.11   Limitations.....................................................................................107
         8.12   Sale Leasebacks.................................................................................108
         8.13   Negative Pledges................................................................................108
         8.14   Capital Expenditures............................................................................109
         8.15   Parent..........................................................................................109
         8.16   Management Fees.................................................................................109

SECTION 9 EVENTS OF DEFAULT.....................................................................................110
         9.1    Events of Default...............................................................................110
         9.2    Acceleration; Remedies..........................................................................113
         9.3    Allocation of Payments After Event of Default...................................................114

SECTION 10 AGENCY PROVISIONS....................................................................................115
         10.1   Appointment.....................................................................................115
         10.2   Delegation of Duties............................................................................116
         10.3   Exculpatory Provisions..........................................................................116
         10.4   Reliance on Communications......................................................................116
         10.5   Notice of Default...............................................................................117
         10.6   Non-Reliance on Agents and Other Lenders........................................................117
         10.7   Indemnification.................................................................................118
         10.8   Agents in Their Individual Capacity.............................................................118
         10.9   Successor Agent.................................................................................118

SECTION 11 MISCELLANEOUS........................................................................................119
         11.1   Notices.........................................................................................119
         11.2   Right of Set-Off................................................................................119
         11.3   Benefit of Agreement............................................................................120
         11.4   No Waiver; Remedies Cumulative..................................................................122
         11.5   Payment of Expenses; Indemnification............................................................123
         11.6   Amendments, Waivers and Consents................................................................123
         11.7   Counterparts/Telecopy...........................................................................125
         11.8   Headings........................................................................................125
         11.9   Defaulting Lender...............................................................................125
         11.10  Survival of Indemnification and Representations and Warranties..................................126
         11.11  Governing Law; Venue; Foreign Credit Parties....................................................126
         11.12  Waiver of Jury Trial; Waiver of Consequential Damages...........................................127
         11.13  Judgment Currency...............................................................................128
         11.14  Severability....................................................................................128
         11.15  Entirety........................................................................................128
         11.16  Binding Effect..................................................................................129
         11.17  Confidentiality.................................................................................129
         11.18  Further Assurances..............................................................................130

SCHEDULES

Schedule 1.1(a)            Commitment Percentages
Schedule 1.1(b)            Pro Forma EBITDA Adjustments
Schedule 2.2(c)            Existing Letters of Credit
Schedule 2.6               Foreign Currency Lenders
Schedule 3.1               MLA Costs
Schedule 5.1(f)(i)         Mortgaged Properties
Schedule 5.1(v)            Contractual Restrictions
Schedule 6.12              Tax Assessments
Schedule 6.15              Subsidiaries
Schedule 6.19              Intellectual Property
Schedule 6.22              Supplemental Disclosure to Offering Memorandum
Schedule 6.26              Labor Matters
Schedule 6.27(a)           Real Property Locations
Schedule 6.27(b)           Personal Property Locations
Schedule 6.27(c)           Chief Executive Office
Schedule 6.29              Insurance
Schedule 6.33              Material Contracts
Schedule 8.1               Indebtedness
Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 8.11              Existing Restrictions
Schedule 11.1              Notices

EXHIBITS

Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(d)             Form of Tranche A Term Note
Exhibit 2.4(d)             Form of Tranche B Term Note
Exhibit 2.5(b)             Form of Swing Line Loan Request
Exhibit 2.5(d)             Form of Swing Line Loan Note
Exhibit 2.6(b)             Form of Foreign Currency Notice of Borrowing
Exhibit 2.6(f)             Form of Foreign Joinder Agreement
Exhibit 2.7                Form of Notice of Continuation/Conversion
Exhibit 7.1(d)             Form of Officer's Certificate
Exhibit 7.13(a)            Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement") is entered into as of October 4, 2000 among UNITED STATES CAN COMPANY, a Delaware corporation (the "Borrower"), U.S. CAN CORPORATION, a Delaware corporation (the "Parent"), each of the Domestic Subsidiaries (as defined below) of the Parent, the Lenders (as defined herein), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), CITICORP NORTH AMERICA, INC., as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent") and BANK ONE, NA (Main Office Chicago), as Documentation Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate amount of $400 million (the "Credit Facilities") for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition" means the acquisition by any Person of (a) the Capital Stock of another Person (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

                  "Additional Domestic Credit Party" means each Person that becomes a Domestic Guarantor after the Closing Date, as provided in
         Section 7.13(a).

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurocurrency Rate" means the Eurocurrency Rate plus the Applicable Percentage.

                  "Adjusted Pro Forma Consolidated EBITDA" has the meaning set forth in Section 5.1(o).

                  "Adjusted Pro Forma Financial Statements" has the meaning set forth in Section 5.1(c).

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof or any successor administrative agent appointed pursuant to Section 10.9.

                  "Agency Services Address" means Bank of America, N.A., Agency Management 101 N. Tryon Street, 15th Floor, Charlotte, North Carolina 28255 Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Agents" mean the Administrative Agent, the Syndication Agent, the Collateral Agent and any successors and assigns in such capacity.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Annualized Adjustments" means that, subsequent to the Closing Date, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio shall be calculated using the adjustments and assumptions set forth below:

                  Interest Expense and Cash Taxes will be calculated commencing after the Closing Date as follows:

                           (a) for the partial fiscal quarter that occurs
                  immediately subsequent to the Closing Date and for the first three full fiscal quarters subsequent to the Closing Date, Interest Expense and Cash Taxes, for the quarter ending on such date, shall be multiplied times a ratio equal to (i) 365 divided by (ii) the number of days elapsed since the Closing Date until the last day of the quarter for which such calculation is being made; and

                           (b) for the fourth full fiscal quarter subsequent to
                  the Closing Date and each fiscal quarter end thereafter, Interest Expense and Cash Taxes shall be the actual amounts for the four quarter period ending on such date.

                  "Applicable Percentage" means:

                           (a) for Revolving Loans, Tranche A Term Loans and
                  Letter of Credit Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


                                                              Applicable Percentage for Revolving Loans
                                                                      and Tranche A Term Loans              Applicable
                                                             ------------------------------------------   Percentage for
                    Pricing              Leverage                Eurocurrency                             Letter of Credit
                     Level                Ratio                     Loans           Base Rate Loans             Fees
                    -------              --------                ------------       ---------------       ----------------
                       I         > or equal to 4.75 to 1.0          3.25%                2.25%                 3.25%

                      II         < 4.75 to 1.0 but                  3.00%                2.00%                 3.00%
                                   > or equal to 4.50 to 1.0

                      III        < 4.50 to 1.0 but                  2.75%                1.75%                 2.75%
                                   > or equal to 4.0 to 1.0

                      IV         < 4.0 to 1.0 but                   2.50%                1.50%                 2.50%
                                   > or equal to 3.50 to 1.0

                       V         < 3.50 to 1.00                     2.25%                1.25%                 2.25%


                           The Applicable Percentage for Revolving Loans,
                  Tranche A Term Loans and Letter of Credit Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the Officer's Compliance Certificate; provided that the Applicable Percentage for Revolving Loans, Tranche A Term Loans and Letter of Credit Fees shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date subsequent to March 31, 2001 and thereafter, such Applicable Percentage shall be determined by the then current Leverage Ratio; and provided further that if the Borrower fails to provide the Officer's Compliance Certificate on or before the most recent Calculation Date, the Applicable Percentage for Revolving Loans, Tranche A Term Loans and Letter of Credit Fees from such Calculation Date shall be based on Pricing Level I until such time that an appropriate Officer's Compliance Certificate is provided whereupon such Applicable Percentage shall be determined by the then current Leverage Ratio. Each such Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the prior sentence.

                           (b) for Tranche B Term Loans, 3.50% for Tranche B
                  Term Loans that are Eurocurrency Loans and 2.50% for Tranche B Term Loans that are Base Rate Loans; provided that if the Borrower has a Debt Rating of BB or better from S&P and a Debt Rating of Ba2 or better from Moody's, 3.25% for Tranche B Term Loans that are Eurocurrency Loans and 2.25% for Tranche B Term Loans that are Base Rate Loans. The Applicable Percentage for Tranche B Term Loans shall be adjusted on the first Business Day following an applicable change in the S&P or Moody's rating.

                  Any adjustment in the Applicable Percentage shall be applicable to all existing Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and Letters of Credit as well as any new Revolving Loans made or Letters of Credit issued.

                  At the time the Officer's Certificate is required to be delivered pursuant to Section 7.1(d) or immediately upon any change in the Debt Rating, the Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in the Leverage Ratio or any change in the Debt Rating that would change the then existing Pricing Level or calculation of Applicable Percentage.

                  "Asset Disposition" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer or otherwise unless permitted by Section 8.5.

                  "Assignment and Acceptance" means an Assignment and Acceptance entered into pursuant to the terms of Section 11.3(b) in the form of
         Exhibit 11.3(b).

                  "Bank of America" means Bank of America, N.A., and its successors and/or assigns.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BAS" means Banc of America Securities LLC, its successors and/or assigns.

                  "Base Capital Expenditures" means Capital Expenditures for maintenance purposes in an amount not to exceed $8,000,000 during any twelve-month period.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent demonstrable error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means United States Can Company, a Delaware corporation, together with any successors and permitted assigns.

                  "Bridge Fee Letter" means that certain letter agreement, dated as of July 27, 2000, among the Sponsor , Pac Packaging, Citicorp, SSB and Banc of America Bridge LLC, as amended, modified, supplemented or extended from time to time.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in San Francisco, California or New York, New York; provided that (a) in the case of Eurocurrency Loans, such day is also a day on which dealings between banks are carried on in Dollar deposits in the London interbank market and (b) in the case of Loans made in a Foreign Currency, such day is also a day on which dealings between banks, in the applicable country with respect to such Foreign Currency, are carried on in such Foreign Currency.

                  "Businesses" has the meaning set forth in Section 6.18.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated (or with respect to Foreign Subsidiaries, Dollar denominated and non-Dollar denominated) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic (or with respect to Foreign Subsidiaries, any domestic or non-domestic) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Domestic Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which consist substantially of Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Cash Restructuring Expenditures" means, for any period, any cash losses associated with the Restructuring Charges that were actually paid in cash during such period, all as determined in accordance with GAAP; provided, however, cash losses associated with the reserve established for Restructuring Charges existing on the Closing Date (such reserve not to exceed the actual amount of such Restructuring Charges up to a maximum amount equal to $20,000,000) shall be excluded from Cash Restructuring Expenditures when such losses are actually paid in cash.

                  "Cash Restructuring Proceeds" means, for any period, net cash proceeds actually received by a Credit Party or any of its Subsidiaries in connection with a plant closing or consolidation associated with the Restructuring Charges made during such period; provided that the total amount of such net cash proceeds shall be no greater than the lesser of
         (a) the related cash costs incurred and included in the Restructuring Charges used in the calculation of EBITDA in connection with such plant closing or consolidation during such period and (b) $10,000,000 for all such plant closings or consolidations during such period.

                  "Cash Taxes" means total federal, state, foreign or other income or franchise taxes, paid in cash, of the Credit Parties and their Subsidiaries on a consolidated basis.

                  "Change of Control" means any of the following events:

                  (a) prior to a Public Equity Issuance, (i) the Sponsor shall fail to own beneficially, directly or indirectly, at least 40% of the outstanding Voting Stock of the Parent or (ii) any Person shall own a greater percentage of the outstanding Voting Stock of the Parent than the Sponsor, in each case after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable); or

                  (b) subsequent to a Public Equity Issuance, (i) the Sponsor shall fail to own beneficially, directly or indirectly, at least 30% of the outstanding Voting Stock of the Parent or (ii) any Person shall own a greater percentage of the outstanding Voting Stock of the Parent than the Sponsor, in each case after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable); or

                  (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Parent together with any new members of such board of directors (i) whose elections by such board of directors or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) elected by the Sponsor, cease for any reason to constitute a majority of the directors of the Parent then in office; or

                  (d) the Parent shall fail to own 100% of the outstanding Voting Stock of the Borrower after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                  (e) a "change of control" (as defined in the Subordinated Loan Documents) occurs; or

                  (f) a "change of control" (as defined in any Indebtedness of a Credit Party or a Subsidiary incurred pursuant to Section 8.1(m)) to the extent that such "change of control" causes the holder of such Indebtedness to demand payment thereof or to cause any payment to be made with respect thereto.

                  "Citicorp" means Citicorp North America, Inc., and its successors and/or assigns.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

                  "Collateral Agent" means Bank of America or any successor collateral agent appointed pursuant to Section 10.9.

                  "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages, any collateral document executed by a Foreign Credit Party and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interests and liens arising thereunder, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.

                  "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Commitment Letter" means that certain commitment letter dated as of July 27, 2000 among the Sponsor, Pac Packaging, Bank of America, BAS, Citicorp and SSB, as amended, modified, supplemented or extended from time to time.

                  "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount, the Tranche A Term Loan Committed Amount and the Tranche B Term Loan Committed Amount, the commitment of the Swing Line Lender with respect to the Swing Line Committed Amount and the commitment of each Foreign Currency Lender with respect to the Foreign Currency Committed Amount.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, each Foreign Joinder Agreement, each Foreign Guaranty Agreement, the Fee Letter, the Collateral Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Credit Facilities" has the meaning set forth in the Recitals hereof.

                  "Credit Parties" means the Domestic Credit Parties and the Foreign Credit Parties and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, the Domestic Credit Party Obligations and the Foreign Credit Party Obligations.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

                  "Debt Rating" means the long-term senior secured, non-credit enhanced debt rating of the Borrower from S&P and Moody's.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, within one Business Day of when due (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement, (b) other than as set forth in (a) above, has failed to pay to an Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Disinterested Directors" means directors of the Borrower other than a director (a) who is an employee of a Credit Party or one of its Subsidiaries or (b) who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such Person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Credit Parties" means the Borrower and the Domestic Guarantors and "Domestic Credit Party" means any one of them.

                  "Domestic Credit Party Obligations" means, without duplication, (a) all obligations of the Domestic Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Domestic Credit Party is a party and (b) all liabilities and obligations, wherever arising, owing from any Domestic Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Domestic Guarantor" means (a) with respect to the Credit Party Obligations, the Parent, each of the Domestic Subsidiaries, each Additional Domestic Credit Party which has executed a Joinder Agreement, or any other Person who becomes a Domestic Guarantor, together with their successors and assigns and (b) with respect to the Foreign Credit Party Obligations, the Borrower.

                  "Domestic Subsidiaries" means all direct and indirect Subsidiaries of a Credit Party that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or have any material assets located in the United States).

                  "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to:

         (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property not in the ordinary course of business)), except as permitted below) plus

         (b) an amount which in the determination of Net Income for such period has been deducted for

                  (i) interest expense for such period (whether cash or non-cash),

                  (ii) total Federal, state, foreign or other income or franchise taxes for such period,

                  (iii)    Restructuring Charges (whether cash or non-cash),

                  (iv)     Non-Cash Charges, and

                  (v) Cash Restructuring Proceeds (to the extent Cash Restructuring Expenditures are included in the calculation of EBITDA), minus

         (c)      Cash Restructuring Expenditures;

         provided that EBITDA for the first four fiscal quarters subsequent to the Closing Date, and for purposes of Section 5.1(o), shall be calculated in accordance with the Pro Forma EBITDA Adjustments.

         To the extent that Cash Restructuring Proceeds are greater than Cash Restructuring Expenditures for any period, the amount of the difference between the Cash Restructuring Proceeds and the Cash Restructuring Expenditures may be carried forward to apply to Cash Restructuring Expenditures for a period consisting of the later of the two succeeding fiscal quarters and the end of the then current fiscal year.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Credit Parties and their Subsidiaries were engaged in on the Closing Date; provided that (a) with respect to the Domestic Credit Parties, such assets are either (i) located in the United States or (ii) considered to be a Foreign Investment and (b) with respect to the Foreign Credit Parties, such assets are subject to a Lien in favor of the Lenders to secure the Foreign Credit Party Obligations to the extent required by Section 2.6(f).

                  "Eligible Assignee" means (a) any Lender; (b) an Affiliate of a Lender or any fund that buys or invests in commercial or bank loans and is advised or managed by an investment advisor (or an Affiliate thereof) to an existing Lender or an Affiliate of an existing Lender; and (c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of an Event of Default and (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within ten Business Days after notice of such proposed assignment has been received by the Borrower.

                  "EMU Currency" means German Deutsche Marks, French Francs and such other currency approved by all of the Lenders.

                  "EMU Legislation" means the legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, Lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to a Credit Party's or any of its Subsidiaries' ownership or operation of any Real Property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder and any foreign equivalent of such laws.

                  "Equity Financing" means not less than $160,000,000 in common and preferred equity (including rollover equity) provided by the Permitted Holders in connection with the Recapitalization (at least $100,000,000 of which shall be provided by the Sponsor) on terms satisfactory to the Agents in their reasonable discretion.

                  "Equity Issuance" means any issuance by a Credit Party or any of its Subsidiaries to any Person of (a) shares of its Capital Stock or other equity interests, (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options (other than stock issued to employees and directors pursuant to employees or directors stock option plans) or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity. The amount of any Equity Issuance shall be the Net Cash Proceeds derived therefrom, including, in the case of any conversion of any debt securities into equity the amount of such debt.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect form time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with a Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Euro" means the common currency of participating members of the European Community.

                  "Eurocurrency Loan" means a Loan bearing interest based at a rate determined by reference to the Eurocurrency Rate.

                  "Eurocurrency Rate" means, for the Interest Period for each Eurocurrency Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurocurrency Rate =          London Interbank Offered Rate
                                            -----------------------------------
                                            1 - Eurocurrency Reserve Percentage

                  "Eurocurrency Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The

         Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "European Community" means the European countries that are signatories to the Treaty on European Union.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Excess Cash Flow" means, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, for any fiscal year, an amount equal to (a) EBITDA minus (b) Capital Expenditures (other than to the extent financed with Indebtedness permitted pursuant to Section 8.1) minus (c) cash paid in connection with Permitted Acquisitions (other than to the extent financed with Indebtedness permitted pursuant to Section 8.1) minus (d) cash Interest Expense minus (e) Cash Taxes minus (f) Principal Amortization Payments minus (g) principal payments of Indebtedness set forth on Schedule 8.1 minus (h) voluntary prepayments made with respect to the Term Loans minus (i) that portion of any prepayment made with respect to the Revolving Loans to the extent the Revolving Committed Amount is permanently reduced by such prepayment minus (j) payments actually made as permitted by Section 8.7 minus (k) payments of Restructuring Charges accrued as of the Closing Date minus (l) reserves for Capital Expenditures permitted to be carried forward to the following year pursuant to Section 8.14; provided that (i) such reserves shall be expected to be spent in the first quarter of the following year and (ii) the amount deducted from the calculation of Excess Cash Flow pursuant to this clause (l) cannot exceed (A) the lesser of (1) the amount of Capital Expenditures incurred in the first quarter of the following year and (2) $10,000,000 or (B) when combined with the deduction in clause (b) above, $45,000,000.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Equity Issuance" means (a) any Equity Issuance to a Permitted Holder and (b) any Equity Issuance in connection with a Permitted Acquisition.

                  "Existing Letters of Credit" means the Letters of Credit described by date, issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry set forth on Schedule 2.2(c).

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such property or asset has a Fair Market Value of less than

         $3,000,000, by an officer of the Borrower or (b) if such property or asset has a Fair Market Value in excess of $3,000,000, by a majority of the Board of Directors of the Borrower and evidenced by a certified resolution of such Board of Directors.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain fee letter dated as of July 27, 2000 among the Sponsor, Pac Packaging, Bank of America, BAS, Citicorp and SSB, as amended, modified, supplemented or extended from time to time.

                  "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties for the twelve month period ending on such date, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) EBITDA for such period minus (ii) Capital Expenditures for such period (other than Base Capital Expenditures) minus (iii) Cash Taxes during such period to
         (b) the sum of (i) Interest Expense for such period plus (ii) Scheduled Funded Debt Payments for such period, as such ratio is calculated from time to time giving effect to Annualized Adjustments.

                  "Flood Hazard Property" has the meaning set forth in Section 5.1(f)(v).

                  "Foreign Credit Parties" means the Foreign Subsidiary Borrowers and the Foreign Guarantors and "Foreign Credit Party" means any one of them.

                  "Foreign Credit Party Obligations" means, without duplication,
         (a) all obligations of the Foreign Credit Parties to the Lenders and the Agents, whenever arising, under this Credit Agreement, the Foreign Currency Notes, the Foreign Guaranty Agreements, the applicable Collateral Documents or any of the other Credit Documents to which any Foreign Credit Party is a party and (b) all liabilities and obligations, wherever arising, owing from any Foreign Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Foreign Currency" means British Pounds Sterling, any EMU Currency, Argentinean Pesos and the Euro or such other currency as agreed to by all the Lenders. Each Foreign Currency must be one (a) that is readily available to the Lenders and freely transferable and convertible into Dollars and (b) in which deposits are generally available to the Lenders in the London interbank market.

                  "Foreign Currency Committed Amount" means SEVENTY-FIVE MILLION DOLLARS ($75,000,000) less any outstanding Indebtedness incurred pursuant to Section 8.1(l).

                  "Foreign Currency Fronting Fees" has the meaning set forth in
         Section 3.4(c).

                  "Foreign Currency Lender" means each Lender set forth on
         Schedule 2.6 for the country and Foreign Currency indicated and any other Lender (a) that is willing and able to make a Foreign Currency Loan, in accordance with the terms of Section 2.6, (b) that would not by virtue of making the applicable Foreign Currency Loan subject a Foreign Subsidiary Borrower to withholding tax, (c) that has the requisite power and authority under all applicable laws and regulations to make the applicable Foreign Currency Loan, (d) that can lawfully make the applicable Foreign Currency Loan and enforce payment of principal and interest with respect thereto, and (e) that is approved by the Administrative Agent to make such Foreign Currency Loan.

                  "Foreign Currency Loan" has the meaning set forth in Section 2.6(a).

                  "Foreign Currency Note" or "Foreign Currency Notes" means promissory notes of the Foreign Subsidiary Borrowers evidencing Foreign Currency Loans provided pursuant to Section 2.6, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time, in each case in form and substance acceptable to the Administrative Agent.

                  "Foreign Currency Notice of Borrowing" means a request by the Borrower for a Foreign Currency Loan, in the form of Exhibit 2.6(b).

                  "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of a Credit Party, any of its Subsidiaries or any of its ERISA Affiliates, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

                  "Foreign Guarantors" means each Foreign Subsidiary which has executed a Foreign Guaranty Agreement as provided in Section 2.6(f), together with its successors and assigns.

                  "Foreign Guaranty Agreement" has the meaning set forth in
         Section 2.6(f).

                  "Foreign Investment" means, any of the following: (a) the Investment by a Domestic Credit Party in a Foreign Subsidiary (other than any Investment by a Domestic Credit Party in a Foreign Subsidiary set forth on Schedule 8.6), (b) the purchase by a Domestic Credit Party of assets located outside of the United States, including Capital Stock of a Person not domiciled in the United States or (c) the issuance of a Letter of Credit under this Credit Agreement for the benefit of a Foreign Subsidiary; provided that a guaranty by a Domestic Credit Party of the Foreign Credit Party Obligations shall not constitute a Foreign Investment.

                  "Foreign Joinder Agreement" means a Foreign Joinder Agreement substantially in the form of Exhibit 2.6(f).

                  "Foreign Pension Plan" means any Foreign Employee Benefit Plan which under applicable local law is required to be funded through a trust or other funding vehicle.

                  "Foreign Subsidiaries" means all Subsidiaries, direct or indirect, of a Credit Party that are not Domestic Subsidiaries.

                  "Foreign Subsidiary Borrower" means any Foreign Subsidiary that becomes a Foreign Subsidiary Borrower hereunder in accordance with
         Section 2.6(f).

                  "Foreign Subsidiary Borrower Location" means, with respect to any Foreign Currency Loan, the country in which the Foreign Subsidiary Borrower borrowing such Foreign Currency Loan intends to take receipt of the proceeds of such Foreign Currency Loan.

                  "Funded Debt" means, without duplication, the sum of (a) all outstanding Indebtedness of the Credit Parties and their Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (e) all Funded Debt of another Person secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated net of any assets of such partnership or joint venture, (g) the principal balance outstanding under any Synthetic Lease and (h) the amount of Indebtedness of the Credit Parties and their Subsidiaries incurred pursuant to Section 8.1(m), to the extent the outstanding amount of such Indebtedness exceeds, in the aggregate, (i) from the Closing Date to October 4, 2001, $5,000,000, (ii) from October 5, 2001 to October 4, 2002, $10,000,000, (iii) from October 5, 2002 to October 4, 2003, $15,000,000 and (iv) from October 5, 2003 and thereafter, $20,000,000; it being understood that only the amount of such Indebtedness in excess of the above amounts shall be included in Funded Debt.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Act" has the meaning set forth in Section 2.2(k)(i).

                  "Governmental Authority" means any federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means the Domestic Guarantors and the Foreign Guarantors and "Guarantor" means any one of them.

                  "Guaranty" has the meaning set forth in Section 4.1.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
         (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to (i) for purposes of calculating Funded Debt or determining the amount of an Investment consisting of a Guaranty Obligation, the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made and (ii) for purposes of calculating Indebtedness, the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined as toxic or hazardous or regulated in or under any Environmental Laws.

                  "Hedging Agreements" means any interest rate protection agreement, foreign exchange contract, currency swap agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreement or other similar agreement, designed to protect a Credit Party or any of its Subsidiaries against fluctuations in currency or interest rates.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any Synthetic Lease, (h) all obligations of such Person in respect of Hedging Agreements, (i) the maximum amount drawable under all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date other than Sponsor Preferred Stock and other preferred stock that has characteristics that are substantially identical to Sponsor Preferred Stock, and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has agreed to become legally obligated upon the occurrence of specific events, conditions or circumstances with respect thereto.

                  "Indenture" means any Indenture entered into by the Borrower in connection with the issuance of the Subordinated Securities.

                  "Intellectual Property" has the meaning set forth in the Security Agreement.

                  "Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties for the twelve month period ending on such date, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) Interest Expense for the applicable period, as such ratio is calculated from time to time giving effect to Annualized Adjustments.

                  "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all cash interest expense (paid or accrued to be paid), including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar quarter and the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, and (b) as to Eurocurrency Loans, the last day of each applicable Interest Period and the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, and in addition, where the applicable Interest Period for a Eurocurrency Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurocurrency Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest

         Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, (c) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any date of a Principal Amortization Payment with respect to the Tranche A Term Loans unless the portion of Tranche A Term Loans comprised of Base Rate Loans together with the portion of Tranche A Term Loans comprised of Eurocurrency Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any date of a Principal Amortization Payment with respect to Tranche B Term Loans unless the portion of Tranche B Term Loans comprised of Base Rate Loans together with the portion of Tranche B Term Loans comprised of Eurocurrency Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (e) in the case of Eurocurrency Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Irrevocable Conversion Rate", with respect to any EMU Currency, means the rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate at which National Currency Units of such EMU Currency shall be converted into Euro, and Euro shall be converted into National Currency Units of such EMU Currency.

                  "Issuing Lender" means Bank of America, N.A.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13(a).

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, the Issuing Lender, the Swing Line Lender, each Foreign Currency Lender and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means a Letter of Credit issued for the account of the Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(i).

                  "Leverage Ratio" means, as of the end of each fiscal quarter of the Borrower, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans, the Swing Line Loans, the Foreign Currency Loans, the Tranche A Term Loans and the Tranche B Term Loans (or a portion of any Revolving Loans, Swing Line Loans, Foreign Currency Loans, Tranche A Term Loans or Tranche B Term Loans), individually or collectively, as appropriate.

                  "LOC Committed Amount" means TWENTY-FIVE MILLION DOLLARS ($25,000,000).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is then available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "London Interbank Offered Rate" means, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 or such other applicable page (or any successor page) as the London interbank offered rate for deposits in

         Dollars (or the applicable Foreign Currency) at approximately 11:00 A.M. (London time) on the Quotation Day for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, or such other applicable page, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars (or the applicable Foreign Currency) at approximately 11:00 A.M. (London time) on the Quotation Day for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "M&A Engagement Letter" means that certain letter agreement, dated as of April 27, 2000, between Pac Packaging and SSB.

                  "Management Group" means the members of management of the Parent or the Borrower prior to the Recapitalization that provide a portion of the Equity Financing.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, liabilities (actual or contingent), operations, properties, condition (financial or otherwise), management, material agreements or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole; provided that the information disclosed on the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2000 shall not be deemed to constitute or evidence, in whole or in part, a Material Adverse Effect.

                  "Material Contracts" means all agreements which if violated or terminated would have or could reasonably be expected to have a Material Adverse Effect.

                  "Merger" means the merger of the Parent and Pac Packaging pursuant to the terms of the Merger Agreement.

                  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of June 1, 2000, between the Parent and Pac Packaging, as amended or modified from time to time prior to the Closing Date.

                  "MLA Cost" means an addition to the interest rate on any Loan made by any Lender to compensate such Lender for the cost imputed to the Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority ("FSA") (or other United

         Kingdom Governmental Authorities) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or fees to the FSA calculated by reference to liabilities used to fund the Loans, expressed as a rate per annum and determined in accordance with
         Schedule 3.1.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgages" has the meaning set forth in Section 5.1(f)(i).

                  "Mortgage Policies" has the meaning set forth in Section 5.1(f)(iii).

                  "Mortgaged Properties" has the meaning set forth in Section 5.1(f)(i).

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which a Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "National Currency Unit" means a fraction or multiple of one Euro expressed in units of an EMU Currency. Foreign Currency Loans requested to be denominated in National Currency Units shall be available only in accordance with Section 2.6(j).

                  "Net Cash Proceeds" means the aggregate cash proceeds received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of
         (a) actual transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds, and (c) in connection with an Asset Disposition only, (i) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that any subsequent reversal or reduction of such reserves shall constitute additional Net Cash Proceeds and (ii) any amounts paid to holders of existing Permitted Liens on any such assets to satisfy and discharge such Permitted Liens; provided that such amount shall not be less than the "proceeds" from any asset disposition, equity issuance or debt issuance as such terms are defined in the Subordinated Loan Documents.

                  "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Non-Cash Charges" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all depreciation and amortization charges and all extraordinary non-cash losses from the sale of property (except to the extent included in Restructuring Charges).

                  "Non-Excluded Taxes" has the meaning set forth in Section
         3.13.

                  "Note" or "Notes" means the Revolving Notes, the Term Notes, the Swing Line Loan Notes and the Foreign Currency Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurocurrency Loan to a new Interest Period or to convert a Eurocurrency Loan to a Base Rate Loan or a Base Rate Loan to a Eurocurrency Loan, in the form of Exhibit 2.7.

                  "Obligation Currency" has the meaning set forth in Section 11.13.

                  "Officer's Compliance Certificate" has the meaning set forth in Section 7.1(d).

                  "Pac Packaging" means Pac Packaging Acquisition Corporation, a Delaware corporation.

                  "Parent" means U.S. Can Corporation, a Delaware corporation.

                  "Participants" means the Lenders which have a Revolving Loan Commitment Percentage greater than zero.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swing Line Loans as provided in Section 2.5(c), in Foreign Currency Loans as provided in
         Section 2.6(d) or in any Loans as provided in Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means an Acquisition by a Credit Party or any Subsidiary of a Credit Party for consideration no greater than the fair market value of the Capital Stock or property acquired; provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.12 and/or Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of its chief financial officer demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties are in compliance with all of the covenants set forth in
         Section 7.11, (e) the representations and warranties made by the Credit Parties in any Credit

         Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) at the time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or be continuing, (g) if applicable, such Acquisition does not violate Section 8.6 as it relates to clause (g) of the definition of Permitted Investments, (h) after giving effect to such Acquisition, the amount of availability existing under the Revolving Committed Amount shall be greater than or equal to $25,000,000 and (i) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of the Parent issued to the seller of the Capital Stock (or cash funded with the proceeds of the issuance of such Capital Stock) or property acquired in such Acquisition) paid by the Credit Parties for all such Acquisitions occurring after the Closing Date shall not exceed (i) during any fiscal year, $60,000,000 and (ii) in the aggregate, during the term of this Credit Agreement, $100,000,000.

                  "Permitted Holders" means the collective reference to the Sponsor, the Management Group and the Rollover Shareholders.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangibles are not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by a Domestic Credit Party in another Domestic Credit Party, by a Foreign Credit Party in another Foreign Credit Party, by a Foreign Subsidiary (other than a Foreign Credit Party) in another Foreign Subsidiary, by a Foreign Subsidiary in a Domestic Credit Party, and by a Foreign Credit Party in a Foreign Subsidiary that is not a Foreign Credit Party in an amount not to exceed, in the aggregate at any one time outstanding, $10,000,000, (e) loans and advances to directors, officers and employees in the ordinary course of business for reasonable business expenses, not to exceed $1,000,000 to any one Person or $3,000,000, in the aggregate, at any one time outstanding,
         (f) the Investments set forth on Schedule 8.6, (g) as long as no Default or Event of Default exists, Foreign Investments in an aggregate amount not to exceed $25,000,000 at any one time outstanding during the term of this Credit Agreement; provided, however, to the extent such Foreign Investments are made with proceeds of an Equity Issuance to a Permitted Holder, the amount of such proceeds shall be excluded in determining compliance with this clause (g), (h) Investments in Permitted Acquisitions, to the extent it does not violate Section 8.6 as it relates to clause (g) of this definition, (i) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted by this Credit Agreement, (j) Investments in Capital Expenditures to the extent permitted by Section 8.14, (k) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any of its Subsidiaries or in satisfaction of judgments and (l) Investments not otherwise permitted by the other clauses of this definition not to exceed $10,000,000, in the aggregate, at any one time outstanding.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); provided that the aggregate claims secured by such Liens do not exceed $10,000,000, (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
         (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under
         Section 8.1(e), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, arising in the ordinary course of business and not intended as security, (k) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (l) Liens on real property, equipment and fixtures acquired in connection with a Permitted Acquisition; provided that (i) such Lien shall have existed at the time such Permitted Acquisition was consummated, (ii) such Lien was not incurred in anticipation thereof and (iii) such Liens, in the aggregate, do not secure Indebtedness in excess of $10,000,000 aggregate principal amount at any one time outstanding.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means any Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Principal Amortization Payment" means a principal payment on the Tranche A Term Loans as set forth in Section 2.3(c) or on the Tranche B Term Loans as set forth in Section 2.4(c).

                  "Pro Forma Basis" means, in connection with any Permitted Acquisition or Significant Asset Disposition, that such Permitted Acquisition or Significant Asset Disposition shall be deemed to have occurred (and any Indebtedness incurred or assumed in connection therewith shall be deemed to have existed) as of the first day of the twelve month period ending as of the last day of the most recent fiscal quarter end for which the Lenders have received the financial information required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(d). In connection with any calculation made hereunder on a Pro Forma Basis, such calculation shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable) and APB 16; provided that (a) any adjustments in accordance with Regulation S-X and APB 16 must be verified by Arthur Andersen LLP or other independent third party accountants of recognized national standing, (b) any adjustment to EBITDA in connection with a Permitted Acquisition or Significant Asset Disposition with respect to identifiable and quantifiable expenses that would not have been incurred if such Permitted Acquisition or Significant Asset Disposition had occurred as of the first day of the relevant period may not exceed 10% of the total historical EBITDA of the Credit Parties and their Subsidiaries during the last twelve months, after giving effect to such Permitted Acquisition or Asset Disposition, and (c) if the assets acquired in a Permitted Acquisition or divested in a Significant Asset Disposition do not have separate historical financial statements with respect thereto, the Borrower shall provide internally prepared financials with respect to such assets which must be in form and substance reasonably acceptable to the Administrative Agent. In addition, upon giving effect on a Pro Forma Basis to any Permitted Acquisition or Asset Disposition, any Funded Debt incurred or reduced by any Credit Party or any of its Subsidiaries in connection with such Permitted Acquisition or Asset Disposition, if such Funded Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

                  "Pro Forma EBITDA Adjustments" has the meaning set forth on
         Schedule 1.1(b).

                  "Public Equity Issuance" means an underwritten primary public offering of the common Capital Stock of the Parent pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act.

                  "Quotation Day" means (a) if the Loan is made in Dollars or any Foreign Currency other than Euro, two Business Days prior to the first day of such Interest Period and (b) if the Loan is made in Euro, two TARGET Days prior to the first day of such Interest Period; provided that if market practice differs in the Relevant Interbank Market for a Foreign Currency, then the Quotation Day for that Foreign Currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

                  "Real Properties" shall have the meaning set forth in Section 6.18.

                  "Recapitalization" means the recapitalization of the Parent, in conjunction with the Merger, with proceeds from the Loans, the Equity Financing and the Subordinated Debt.

                  "Refinancing" means the refinancing of all outstanding funded Indebtedness of the Parent in connection with the Recapitalization, except for Indebtedness set forth on Schedule 8.1, including, without limitation, tendering for redemption the Parent's 10 1/8% senior subordinated notes due 2006.

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulation A, D, O, T, U, or X" means Regulation A, D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Relevant Interbank Market" means the market in which a London Interbank Offered Rate for the applicable Interest Period is available in immediately available funds in the applicable Foreign Currency.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Tranche A Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche A Term Loans outstanding at such time plus (iii) the Tranche B Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche B Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit, outstanding Swingline Loans and outstanding Foreign Currency Loans.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restructuring Charges" means any cash or non-cash charges (excluding any non-cash restructuring charges that are used to write down the value of accounts receivable or inventory) incurred in connection plant closings or consolidations.

                  "Revolving Committed Amount" means ONE HUNDRED FORTY MILLION DOLLARS ($140,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Loan Maturity Date" means October 4, 2006.

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

                  "Rollover Shareholders" means certain shareholders of the Parent prior to the Recapitalization that provide a portion of the Equity Financing.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Scheduled Funded Debt Payments" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt (including the implied principal component of payments due on Capital Leases and Synthetic Leases, but excluding voluntary prepayments or mandatory prepayments made pursuant to Section 3.3), as determined in accordance with GAAP.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" means any Security Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

                  "Senior Leverage Ratio" means, as of the end of each fiscal quarter of the Borrower, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date minus Subordinated Debt on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Significant Asset Disposition" means an Asset Disposition of
         (a) all or substantially all of the assets or stock of a Credit Party or a Subsidiary of a Credit Party or (b) a line of business, a division or a facility disposed of together with its customer base and revenue source of a Credit Party or one of its Subsidiaries.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sponsor" means Berkshire Partners LLC and its Affiliates.

                  "Sponsor Preferred Stock" means the preferred stock issued by the Parent in connection with the Transaction that has the following characteristics: (a) no cash payments of interest, dividends or principal are due prior to a mandatory redemption date unless permitted by the terms of this Credit Agreement, (b) unless otherwise permitted by the terms of this Credit Agreement, any mandatory prepayment date is at least 366 days following the later of (i) the final maturity date and termination of this Credit Agreement and (ii) the final maturity date and termination of the Subordinated Debt and (c) the holders of the "Sponsor Preferred Stock" shall have no economic or payment remedies (other than as a holder of equity), nor any other right the exercise of which could cause a Credit Party or any of its Subsidiaries to be in default under any of its agreements or to enter bankruptcy or similar proceedings until all amounts under this Credit Agreement have been paid in full and the commitments hereunder have been terminated.

                  "SSB" means Salomon Smith Barney Inc. and its successors and/or assigns.

                  "Subordinated Debt" means the Indebtedness, in an amount not to exceed $175,000,000, issued pursuant to the Subordinated Loan Documents.

                  "Subordinated Loan Documents" means (a) the Indenture, (b) the Subordinated Securities and (c) any other agreement, document, instrument or certificate executed in connection with the foregoing.

                  "Subordinated Securities" means any securities issued by the Borrower in connection with the Subordinated Debt.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Swing Line Committed Amount" means Ten Million Dollars ($10,000,000).

                  "Swing Line Lender" means Bank of America.

                  "Swing Line Loans" means the loans made by the Swing Line Lender pursuant to Section 2.5.

                  "Swing Line Loan Note" means the promissory note of the Borrower in favor of the Swing Line Lender evidencing the Swing Line Loans provided pursuant to Section 2.5, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.5(d).

                  "Swing Line Loan Request" means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.5(b).

                  "Syndication Agent" shall have the meaning assigned to such term in the heading hereof or any successor syndication agent appointed pursuant to Section 10.9.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

                  "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

                  "Term Notes" means the Tranche A Term Notes and the Tranche B Term Notes.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of a Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which would or could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of a Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "Title Insurance Company" has the meaning set forth in Section 5.1(f)(iii).

                  "Tranche A Term Loan Committed Amount" means EIGHTY MILLION DOLLARS ($80,000,000).

                  "Tranche A Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule

         1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Tranche A Term Loan Maturity Date" means October 4, 2006.

                  "Tranche A Term Loans" means the Tranche A Term Loans made to the Borrower pursuant to Section 2.3.

                  "Tranche A Term Note" or "Tranche A Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.3(d).

                  "Tranche B Term Loan Committed Amount" means ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000).

                  "Tranche B Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Tranche B Term Loans" means the Tranche B Term Loans made to the Borrower pursuant to Section 2.4.

                  "Tranche B Term Note" or "Tranche B Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.4, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.4(d).

                  "Tranche B Term Loan Maturity Date" means October 4, 2008.

                  "Transaction" means a collective reference to the Merger, the Refinancings, the initial Extensions of Credit hereunder and all other transactions related thereto and hereto.

                  "Transition Period Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

                  "Treaty on European Union": means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 21, 1992 and came into force on November 1, 1993), as amended from time to time.

                  "Unused Commitment" means, for any period, the amount by which
         (a) the then applicable aggregate Revolving Committed Amount exceeds
         (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans (other than Swing Line Loans) plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Foreign Currency Loans outstanding.

                  "U.S. Dollar Equivalent" means the amount of Dollars that would be realized by converting a Foreign Currency into Dollars at approximately 11:00 a.m. (London time), as set forth on the applicable Telerate Screen, on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates. If for any reason such conversion rates are not available, the U.S. Dollar Equivalent shall be calculated using the arithmetic average of the spot buying rates for such Foreign Currency in Dollars as quoted to the Administrative Agent by three foreign exchange dealers of recognized standing in the United States selected by the Administrative Agent at approximately 11:00 a.m. (London time) on any date of determination.

                  "Voting Stock" of a corporation means all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Warren Lithography Facility" means the facility located in Warren, Ohio at which the Borrower, prior to March 10, 2000, applied metal coating and printing to tinplate steel.

                  "Wheeling Closure Facility" means the facility located in Glen Dale, West Virginia at which the Borrower, prior to March 10, 2000, manufactured and sold continuous-thread metal closure products used to cap glass, metal and plastic jars.

         1.2 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 ACCOUNTING TERMS; CALCULATIONS.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in reasonable detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         (b) Notwithstanding anything in this Agreement to the contrary, for purposes of (i) all calculations of the financial covenants set forth in Section 7.11(a), (b) and (c) (including the definitions used therein), (ii) calculating the Leverage Ratio in connection with the definition of "Application Percentage" set forth in Section 1.1 and (iii) calculating the Senior Leverage Ratio:
EBITDA, Interest Expense, Funded Debt, Capital Expenditures, Cash Taxes and Scheduled Funded Debt Payments of any Person acquired in connection with a Permitted Acquisition or sold or transferred as part of Significant Asset Disposition shall be computed on a Pro Forma Basis.

         1.4 TIME.

         All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise.


                                    SECTION 2
                                CREDIT FACILITIES

         2.1 REVOLVING LOANS.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Foreign Currency Loans outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations plus (other than the Swing Line Lender) such Lender's pro rata share of Swing Line Loans outstanding plus such Lender's pro rata share of Foreign Currency Loans outstanding (except for any Foreign Currency Loans with respect to which such Lender is the Foreign Currency Lender) shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurocurrency Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of
         Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurocurrency Rate, (C) with respect to Revolving Loans that will be Eurocurrency Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. If the Borrower shall fail to specify (x) an Interest Period in the case of a Eurocurrency Loan, then such Eurocurrency Loan shall be deemed to have an Interest Period of one month, or (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Revolving Loans may be converted into Eurocurrency Loans in accordance with the terms of
         Section 2.7 and the definition of "Interest Period" set forth in
         Section 1.1.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the

         Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing, and thereafter at a rate equal to the Base Rate.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans plus the aggregate amount of Foreign Currency Loans. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

                  (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

         2.2 LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by the Credit Parties or their Subsidiaries under this Credit Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries, from the Effective Date until the Revolving Loan Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that
         (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding plus Swing Line Loans outstanding plus Foreign Currency Loans outstanding shall not exceed the Revolving Committed Amount, (iii) with respect to each individual Participant, the Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations plus its (other than the Swing Line Lender) pro rata share of outstanding Swing Line Loans plus such Participant's pro rata share of Foreign Currency Loans outstanding (except for any Foreign Currency Loans with respect to which such Participant is the Foreign Currency Lender) shall not exceed such Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount and (iv) if any Letter of Credit is for the benefit of a Foreign Subsidiary, such Letter of Credit shall constitute a Foreign Investment and after giving effect thereto, the Borrower shall be in compliance with Section 8.6 as it relates to clause (g) of the definition of Permitted Investments. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended or otherwise, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by a Credit Party or any of its Subsidiaries in the ordinary course of business; it being understood that any Letter of Credit issued on behalf of a Foreign Subsidiary must be permitted by the terms of Section 8.6. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

                  (c) Participations.

                           (i) On the Effective Date, each Participant shall
                  automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit.

                           (ii) Each Participant, upon issuance of a Letter of
                  Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agents, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Participants of the amount of any unreimbursed drawing and each Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Participant does not pay such amount to the Issuing Lender in full upon such request, such Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Participant received the notice regarding the unreimbursed drawing until such Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Participant to the Issuing Lender, such Participant shall, automatically and without any further action on the part of the Issuing Lender or such Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2 or otherwise) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied,
         (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory

         Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Participant to recover from the Issuing Lender any amounts made available by such Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k) Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Credit Parties and the Issuing
                  Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. In the absence of gross negligence or willful misconduct, the Issuing Lender shall not be responsible for:
                  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
                  (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP, the ISP98 or Uniform Commercial Code (as applicable).

         2.3 TRANCHE A TERM LOANS.

                  (a) Tranche A Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Effective Date, to make a term loan (collectively, the "Tranche A Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Tranche A Term Loan Commitment Percentage, if any, of the Tranche A Term Loan Committed Amount; provided that the aggregate amount of such Tranche A Term Loans made on the Effective Date shall not exceed the Tranche A Term Loan Committed Amount. Once repaid, Tranche A Term Loans cannot be reborrowed.

                  (b) Funding of Tranche A Term Loans. On the Effective Date, each applicable Lender will make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche A Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche A Term Loans are made available to the Administrative Agent. All Tranche A Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche A Term Loans may be converted into Eurocurrency Loans in accordance with the terms of Section 2.7 and the definition of "Interest Period" set forth in Section 1.1.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche A Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Tranche A Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the Adjusted Base Rate and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate.

                  (c) Amortization. The principal amount of the Tranche A Term Loans shall be repaid in quarterly payments on the dates set forth below:

                            Principal Amortization                        Tranche A Term Loan
                                Payment Dates                        Principal Amortization Payment
                            ----------------------                   ------------------------------
                                  12/31/00                                     $1,000,000
                                   3/31/01                                     $1,000,000
                                   6/30/01                                     $1,000,000
                                   9/30/01                                     $1,000,000
                                  12/31/01                                     $2,000,000
                                   3/31/02                                     $2,000,000
                                   6/30/02                                     $2,000,000
                                   9/30/02                                     $2,000,000
                                  12/31/02                                     $2,000,000
                                   3/31/03                                     $2,000,000
                                   6/30/03                                     $2,000,000
                                   9/30/03                                     $2,000,000
                                  12/31/03                                     $3,000,000
                                   3/31/04                                     $3,000,000
                                   6/30/04                                     $3,000,000
                                   9/30/04                                     $3,000,000
                                  12/31/04                                     $4,000,000
                                   3/31/05                                     $4,000,000
                                   6/30/05                                     $4,000,000
                                   9/30/05                                     $4,000,000
                                  12/31/05                                     $8,000,000
                                   3/31/06                                     $8,000,000
                                   6/30/06                                     $8,000,000
                      Tranche A Term Loan Maturity Date                        $8,000,000

                  (d) Tranche A Term Notes. The portion of the Tranche A Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount and substantially in the form of Exhibit 2.3(d).

         2.4 TRANCHE B TERM LOANS.

                  (a) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Effective Date, to make a term loan (collectively, the "Tranche B Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Tranche B Term Loan Commitment Percentage, if any, of the Tranche B Term Loan Committed Amount; provided that the aggregate amount of such Tranche B Term Loans made on the Effective Date shall not exceed the Tranche B Term Loan Committed Amount. Once repaid, Tranche B Term Loans cannot be reborrowed.

                  (b) Funding of Tranche B Term Loans. On the Effective Date, each applicable Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche B Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche B Term Loans are made available to the Administrative Agent. All Tranche B Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurocurrency Loans in accordance with the terms of Section 2.7 and the definition of "Interest Period" set forth in Section 1.1.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche B Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Tranche B Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the Adjusted Base Rate and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate.

                  (c) Amortization. The principal amount of the Tranche B Term Loans shall be repaid in quarterly payments on the dates set forth below:

                             Principal Amortization                         Tranche B Term Loan
                                  Payment Dates                            Amortization Payment
                             ----------------------                        --------------------
                                    12/31/00                                    $   250,000
                                     3/31/01                                    $   250,000
                                     6/30/01                                    $   250,000
                                     9/30/01                                    $   250,000
                                    12/31/01                                    $   250,000
                                     3/31/02                                    $   250,000
                                     6/30/02                                    $   250,000
                                     9/30/02                                    $   250,000
                                    12/31/02                                    $   250,000
                                     3/31/03                                    $   250,000
                                     6/30/03                                    $   250,000
                                     9/30/03                                    $   250,000
                                    12/31/03                                    $   250,000
                                     3/31/04                                    $   250,000
                                     6/30/04                                    $   250,000
                                     9/30/04                                    $   250,000
                                    12/31/04                                    $   250,000
                                     3/31/05                                    $   250,000
                                     6/30/05                                    $   250,000
                                     9/30/05                                    $   250,000
                                    12/31/05                                    $   250,000
                                     3/31/06                                    $   250,000
                                     6/30/06                                    $   250,000
                                     9/30/06                                    $   250,000
                                    12/31/06                                    $21,750,000
                                     3/31/07                                    $21,750,000
                                     6/30/07                                    $21,750,000
                                     9/30/07                                    $21,750,000
                                    12/31/07                                    $21,750,000
                                     3/31/08                                    $21,750,000
                                     6/30/08                                    $21,750,000
                        Tranche B Term Loan Maturity Date                       $21,750,000

                  (d) Tranche B Term Notes. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount and substantially in the form of Exhibit 2.4(d).

         2.5 SWING LINE LOANS SUBFACILITY.

                  (a) Swing Line Loans. The Swing Line Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower in Dollars at any time and from time to time during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Foreign Currency Loans outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Swing Line Loans.

                  (b) Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m. on the date of the requested borrowing of Swing Line Loans, the Borrower shall telephone the Swing Line Lender as well as submit a Swing Line Loan Request to the Swing Line Lender in the form of Exhibit 2.5(b) setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with Section 5.2. The Swing Line Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing.

                  (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans within one Business Day of demand therefor by the Swing Line Lender. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender,
         (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Participant shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the address provided in Section 11.1, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swing Line Lender by any Participant, the Swing Line Lender shall be entitled to recover such amount on demand from such Participant, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Participant does not pay such amount forthwith upon the Swing Line Lender's demand therefor, and until such time as such

         Participant makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Participants to purchase a participation therein. Further, such Participant shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Participant failed to purchase pursuant to this Section 2.5(c) until such amount has been purchased (as a result of such assignment or otherwise).

                  (d) Swing Line Loan Note. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in the face amount of the Swing Line Committed Amount and in substantially the form of Exhibit 2.5(d).

         2.6 FOREIGN CURRENCY LOANS SUBFACILITY.

                  (a) Foreign Currency Loans. Each Foreign Currency Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, including, but not limited to, the limitations as to the Foreign Subsidiary Borrowers, the Foreign Currency and the Foreign Subsidiary Borrower Locations set forth on
         Schedule 2.6, and the limitations set forth below, to make revolving loans to (1) the Borrower and (2) the applicable Foreign Subsidiary Borrowers (provided any such Foreign Subsidiary Borrower has met the conditions set forth in Section 2.6(f)) in such Foreign Currency at any time and from time to time during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (each such loan, a "Foreign Currency Loan" and collectively, the "Foreign Currency Loans"); provided that (i) the aggregate principal amount of the Foreign Currency Loans outstanding at any one time shall not exceed the Foreign Currency Committed Amount, (ii) the aggregate principal amount of Foreign Currency Loans outstanding at any one time to Foreign Subsidiary Borrowers in the United Kingdom shall not exceed $25,000,000, (iii) the aggregate principal amount of Foreign Currency Loans outstanding at any one time to Foreign Subsidiary Borrowers in France shall not exceed $20,000,000, (iv) the aggregate principal amount of Foreign Currency Loans outstanding at any one time to Foreign Subsidiary Borrowers in Germany shall not exceed $50,000,000, (v) the aggregate principal amount of Foreign Currency Loans outstanding at any one time to Foreign Subsidiary Borrowers in Argentina shall not exceed $15,000,000,(vi) the aggregate principal amount of Foreign Currency Loans outstanding to the Borrower shall not exceed $25,000,000 and
         (vii) the aggregate amount of Foreign Currency Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including
         Section 3.3), the Borrower and the applicable Foreign Subsidiary Borrowers, as the case may be, may borrow, repay and reborrow Foreign Currency Loans.

                  Notwithstanding the above (A) the limits set forth in clauses
         (ii), (iii), (iv), (v) and (vi) above, such limits may be increased upon the written request by the Borrower and the consent thereto by the Administrative Agent and (B) any Foreign Currency Loans made to the Borrower must be delivered to the Borrower in England, France, Germany or Argentina.

                  (b) Method of Borrowing and Funding Foreign Currency Loans. By no later than 11:00 a.m. (i) two Business Days prior to the date of the requested borrowing of Foreign Currency Loans that will be Base Rate Loans or (ii) five Business Days prior to the date of the requested borrowing of Foreign Currency Loans that will be Eurocurrency Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Foreign Currency Notice of Borrowing in the form of Exhibit 2.6(b) to the Administrative Agent setting forth (A) the Borrower or the Foreign Subsidiary Borrower borrowing such Foreign Currency Loans,
         (B) the amount requested, (C) the Foreign Currency requested, (D) the account of the Borrower or the Foreign Subsidiary Borrower to which such Foreign Currency Loans shall be funded, (E) whether such Foreign Currency Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurocurrency Rate, (F) with respect to Foreign Currency Loans that will be Eurocurrency Loans, the Interest Period applicable thereto and (G) certification that the Borrower has complied in all respects with Section 5.2 and, if applicable, Section 2.6(f). The Administrative Agent shall promptly forward such information to the applicable Foreign Currency Lender and the Participants. If the Borrower shall fail to specify (x) an Interest Period in the case of a Eurocurrency Loan, then such Eurocurrency Loan shall be deemed to have an Interest Period of one month, or (y) the type of Foreign Currency Loan requested, then such Foreign Currency Loan shall be deemed to be a Base Rate Loan. All Foreign Currency Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Foreign Currency Loans may be converted into Eurocurrency Loans in accordance with the terms of
         Section 2.7 and the definition of "Interest Period" set forth in
         Section 1.1.

                  Notwithstanding anything herein to the contrary, Foreign Currency Loans, other than Foreign Currency Loans made in British Pounds Sterling, may not be requested, and will not funded, as Base Rate Loans.

                  (c) Funding of Foreign Currency Loans. The applicable Foreign Currency Lender shall make the requested Foreign Currency Loans available to the Borrower or the Foreign Subsidiary Borrower by 1:00 p.m. (local time of the country in which such Foreign Currency Loan is to be delivered) on the date specified in the Foreign Currency Notice of Borrowing by deposit of immediately available funds in the applicable Foreign Currency in the Borrower's or the Foreign Subsidiary Borrower's account set forth in the Foreign Currency Notice of Borrowing

                  (d) Participations of Foreign Currency Loans. At the time that a Foreign Currency Lender makes a Foreign Currency Loan, each Participant shall be deemed, without any further action by any Person, to have purchased from such Foreign Currency Lender an unfunded participation, without recourse to or warranty of the Foreign Currency Lender, in such Foreign Currency Loan in an amount equal to such Participant's Revolving Loan

         Commitment Percentage of such Foreign Currency Loan and shall be obligated to fund such participation at the time and in the manner provided below. In the event that the Borrower or a Foreign Subsidiary Borrower shall fail to timely repay any Foreign Currency Loan, and in any event upon (i) the request of the Foreign Currency Lender and (ii) the occurrence and during the continuance of a Default or an Event of Default, each Participant shall fund its participation in such Foreign Currency Loan (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Foreign Currency Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) by paying to such Foreign Currency Lender, at the address provided in Section 11.1 or at such other address as the Foreign Currency Lender may designate, the U.S. Dollar Equivalent (as determined as of the date such participation is to be funded) of such Foreign Currency Loan. Upon the funding of its Revolving Loan Commitment Percentage of a Foreign Currency Loan, a Participant shall have a Foreign Currency Loan in the amount funded and shall be deemed a Foreign Currency Lender for purposes hereof. If such amount is not in fact made available to the Foreign Currency Lender by any Participant, the Foreign Currency Lender shall be entitled to recover such amount on demand from such Participant, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate if paid within two Business Days of the date of demand thereof, and thereafter at a rate equal to the Base Rate. If such Participant does not pay such amount forthwith upon the Foreign Currency Lender's demand therefor, and until such time as such Participant makes the required payment, the Foreign Currency Lender shall be deemed to continue to have outstanding Foreign Currency Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the Participants to purchase a participation therein. Further, such Participant shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Foreign Currency Lender to fund Foreign Currency Loans in the amount of the participation in Foreign Currency Loans that such Participant failed to purchase pursuant to this Section 2.6(d) until such amount has been purchased (as a result of such assignment or otherwise).

                  (e) Foreign Currency Note. The Foreign Currency Loans made by each Foreign Currency Lender shall not be required to be evidenced by any notes but, if requested by the Administrative Agent or the applicable Foreign Currency Lender, shall be evidenced by a duly executed promissory note of the Borrower or the applicable Foreign Subsidiary Borrower to such Foreign Currency Lender in form and substance acceptable to the Administrative Agent and such Foreign Currency Lender.

                  (f) Foreign Subsidiary Borrowers. Subject to the conditions set forth below, the Borrower may designate one or more Foreign Subsidiaries for purposes of receiving a Foreign Currency Loan.

                           (i) In order for any Foreign Subsidiary of the
                  Borrower to become a Foreign Subsidiary Borrower, the Administrative Agent shall receive (A) a duly executed Foreign Joinder Agreement, in the form of Exhibit 2.6(f), from such Foreign Subsidiary, (B) if requested, a note from such Foreign Subsidiary in form and substance acceptable to the Collateral Agent, (C) collateral documents granting to the Collateral Agent, for the benefit of the Lenders, a Lien on all the assets of such Foreign Subsidiary to the extent permitted by law and if practical (as determined by the Collateral Agent), (D) a guaranty of the Foreign Currency Loans to the Foreign Subsidiary Borrower in question by all Foreign Subsidiaries that are either direct or indirect Subsidiaries of such Foreign Subsidiary or a direct or indirect foreign parent of such Foreign Subsidiary (each, a "Foreign Guaranty Agreement"), together with collateral documents securing such Foreign Guaranty Agreements by all of the assets of such Foreign Subsidiaries to the extent permitted by law and to the extent practical (as determined by the Collateral Agent) and (E) such other authorization documents, resolutions, opinions and collateral documents as reasonably required by the Collateral Agent. Pursuant to such requested documentation, including the Foreign Guaranty Agreements, the Foreign Guarantors party to such Foreign Guaranty Agreements shall be liable for any Foreign Currency Loans made to the Foreign Subsidiary Borrower with respect to which the Foreign Guarantee Agreements were entered into and all Collateral pledged by such Foreign Subsidiary Borrower or such Foreign Guarantors shall secure the obligations of such Foreign Subsidiary Borrower to the Lenders. The Administrative Agent shall promptly notify the Participants of any such request and thereafter shall provide the Participants copies of the Foreign Joinder Agreement.

                           (ii) The Foreign Credit Party Obligations of a
                  Foreign Subsidiary Borrower shall be several as to such Foreign Subsidiary Borrower and joint and several as to the Foreign Guarantors (including the Domestic Credit Parties) that guarantee the Foreign Credit Party Obligations of the Foreign Subsidiary Borrower in question. The Agents and the Lenders shall have the right to communicate solely with the Borrower regarding any borrowing, repayment, continuation or conversion of any Foreign Currency Loan made to a Foreign Subsidiary Borrower.

                  (g) Cash Collateralization of Participation Interest. If, and for so long as, any Participant's public debt rating (as defined below) is below A- by S&P or A3 by Moody's (or, with respect to any Participant that does not have a public debt rating at any time of determination, a Foreign Currency Lender shall determine that such Participant's ability to meet such Participant's obligations under subsection (d) above has declined since the date such Participant became a Participant hereunder), (i) such Participant shall, immediately upon demand by any Foreign Currency Lender, cash collateralize its Revolving Loan Commitment Percentage of the aggregate principal amount of all outstanding Foreign Currency Loans by depositing such amount into a cash collateral account designated by the Administrative Agent, and (ii) each such Participant shall, if so demanded by any Foreign Currency Lender in its sole discretion by written notice to the Administrative Agent and such Participant, prior to the funding by the Foreign Currency Lender of any Foreign Currency Loans, deposit in such cash collateral account an amount equal to such Participant's Revolving Loan Commitment Percentage of the aggregate amount of such Foreign Currency Loan. Amounts deposited by any Participant in any such cash collateral account shall be (A) held for the benefit of the applicable Foreign Currency Lender, (B) applied by the Administrative Agent to satisfy such Participant's obligations under subsection (d) above, (C) to the extent such amounts exceed at any time such Participant's Revolving Loan Commitment Percentage of all outstanding Foreign

         Currency Loans, returned to such Participant and (D) at the request of such Participant, invested in Cash Equivalents and any earnings with respect thereto remitted to such Participant as such Participant may direct. The term "public debt rating" means, as of any date with respect to any Person, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by such Person.

                  (h) Governing Law; Service of Process. Each Foreign Joinder Agreement, each Foreign Currency Note and each Foreign Guaranty Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York unless the Administrative Agent is advised by foreign legal counsel that such Foreign Joinder Agreement, Foreign Currency Note or Foreign Guaranty Agreement should be governed by the laws of another jurisdiction, in which case such Foreign Joinder Agreement, Foreign Currency Note or Foreign Guaranty Agreement, as applicable, shall be governed by such other jurisdiction. Each Foreign Credit Party shall irrevocably at all times maintain an agent for purposes of service of process in connection with matters arising under this Credit Agreement and the other Credit Documents, such agent to be acceptable to the Administrative Agent; it being understood that the Borrower, as of the Closing Date, is deemed by the Administrative Agent to be acceptable to act as the agent for service of process for any Foreign Credit Party.

                  (i) Further Assurances. The Credit Parties shall deliver, or cause their Subsidiaries to deliver, prior to or in conjunction with the funding of any Foreign Currency Loan, any document or instrument reasonably required by the Administrative Agent or the Foreign Currency Lender with respect to such Foreign Currency Loan, including, without limitation, promissory notes, resolutions, organizational documents, incumbency certificates, legal opinions, mortgage instruments, title policies, security agreements, pledge agreements and other collateral documentation.

                  (j) Introduction of Euro; National Currency Unit Advances,
         Etc.

                           (i) National Currency Unit Advances. Prior to the
                  Transition Period Cutoff Date, Foreign Currency Loans made in EMU Currency may be funded and maintained in National Currency Units of the EMU Currency designated by the Borrower in its Foreign Currency Notice of Borrowing. Repayments of Foreign Currency Loans that were funded in National Currency Units pursuant to this Section 2.6(j) shall be made in such National Currency Units; provided, however, that any Foreign Currency Loan that is (A) denominated in National Currency Units and
                  (B) outstanding as of the Transition Period Cutoff Date shall be automatically redenominated into Euro as of the close of business on such date at the applicable Irrevocable Conversion Rate; and provided further that repayments of all such Foreign Currency Loans made after the Transition Period Cutoff Date shall be denominated in Euro. After the Transition Period Cutoff Date, Foreign Currency Loans shall no longer be funded in National Currency Units.

                           (ii) Conversions to Euro. The parties hereto agree
                  that neither the fixation of the conversion rate of EMU Currency against the Euro as a single currency, in accordance with the Treaty on European Union, nor the conversion of any Credit Party Obligations under the Credit Documents from EMU Currency, or National Currency Units, into Euro, shall require the early termination of this Credit Agreement or the prepayment of any amount due under the Credit Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events.

                           (iii) Currency Translations; Rounding. Any
                  translation from one currency or currency unit to another shall be at the rate specified herein or, if not so specified, then at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other. Any such translation shall be rounded up or down by the Administrative Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

                           (iv) Changes in Currency. If a change in any currency
                  of a country occurs, this Agreement will be amended to the extent the Administrative Agent reasonably specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; provided that any such amendments will not adversely affect the Lenders.

         2.7 CONTINUATIONS AND CONVERSIONS.

         The Borrower shall have the option, on any Business Day, on behalf of itself or a Foreign Subsidiary Borrower, to continue existing Eurocurrency Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurocurrency Loans or to convert Eurocurrency Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.7, in compliance with the terms set forth below, (b) except as provided in
Section 3.11, Eurocurrency Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) Eurocurrency Loans may not be continued nor may Base Rate Loans be converted into Eurocurrency Loans during the existence and continuation of a Default or Event of Default without the consent of the Required Lenders, (d) any request to extend a Eurocurrency Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurocurrency Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (e) any request for continuation or conversion of a Eurocurrency Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurocurrency Loan to a Base Rate Loan or
(ii) three Business Days prior to the date for a requested continuation of a Eurocurrency Loan or conversion of a Base Rate Loan to a Eurocurrency Loan, in each case pursuant to a written Notice of

Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans, (B) whether the Loans to be continued or converted are Foreign Currency Loans, (C) whether the Borrower wishes to continue or convert such Loans and (D) if the request is to continue a Eurocurrency Loan or convert a Base Rate Loan to a Eurocurrency Loan, the Interest Period applicable thereto.

         2.8 MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurocurrency Loan shall be in a minimum amount of $2,500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of the applicable Foreign Currency) and in integral multiples of $500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of the applicable Foreign Currency) in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of the applicable Foreign Currency) (and integral multiples of $500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of the applicable Foreign Currency) in excess thereof) or the remaining amount available under the Revolving Committed Amount, the Tranche A Term Loan Committed Amount or the Tranche B Term Loan Committed Amount, as applicable and (c) no more than fifteen Eurocurrency Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurocurrency Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurocurrency Loan, but Eurocurrency Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurocurrency Loans.

         2.9 CURRENCY EQUIVALENTS.

         For purposes of determining compliance with Section 2.1(a), Section 2.2(a) Section 2.5, Section 2.6, Section 3.3(b)(i), Section 5.2(e), Section 8.1,
Section 8.6 and all other relevant Sections of this Agreement, (a) the amount of each Foreign Currency Loan (a) shall be converted to its U.S. Dollar Equivalent on (i) the date two Business Days prior to the date of the borrowing, conversion or continuation with respect to such Foreign Currency Loan as set forth in the applicable Foreign Currency Notice of Borrowing or Notice of Continuation/Conversion and (ii) on the last Business Day of each calendar month and (b) the amount of Indebtedness incurred pursuant to Section 8.1(l) and the amount of any other Indebtedness incurred by a Credit Party or one of its Subsidiaries shall be converted to its U.S. Dollar Equivalent on the last Business Day of each calendar month (each such date in clause (a) and (b) above referred to herein as a "Conversion Date"). From and after any Conversion Date, until the next Conversion Date, each Foreign Currency Loan, all outstanding Indebtedness pursuant to Section 8.1(l) and all other Indebtedness incurred by a Credit Party or one of its Subsidiaries shall be deemed to remain equivalent to the U.S. Dollar Equivalent determined in accordance with clauses (a) and (b) above notwithstanding any fluctuation in exchange rates occurring thereafter.

                                    SECTION 3
                     GENERAL PROVISIONS APPLICABLE TO LOANS
                              AND LETTERS OF CREDIT

         3.1 INTEREST.

                  (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurocurrency Loans shall accrue interest at the Adjusted Eurocurrency Rate. All Swing Line Loans shall accrue interest at the Adjusted Base Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of (i) an Event of Default under Section 9.1(a) or
         (ii) any other Event of Default with respect to which the Required Lenders have taken affirmative action, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

                  (d) Additional Interest. Any Loan made in British Pounds Sterling shall have added to the interest otherwise applicable to such Loan the MLA Cost associated with such Loan.

         3.2 PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be made without setoff, deduction, counterclaim or withholding of any kind and received not later than 2:00 p.m. (New York time for payments made in Dollars or local time in the applicable country for payments made in Foreign Currency) on the date when due, in Dollars or in the applicable Foreign Currency and in immediately available funds, by (a) with respect to payments made in Dollars, the Administrative Agent at its offices in Charlotte, North Carolina and (b) with respect to payments made in Foreign Currency, the applicable Foreign Currency Lender at such location as it shall direct. Payments received after such time shall be deemed to have been received on the next Business Day. Payments of principal or interest with respect to Foreign Currency Loans that are to be shared by the Participants in accordance with the terms of Section 2.6 and
Section 3.7(c) shall be converted by the applicable Foreign Currency Lender (in accordance with its normal currency conversion procedures) to Dollars on the date such payments are received. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt thereof if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3 PREPAYMENTS.

                  (a) Voluntary Prepayments. Loans may be prepaid in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurocurrency Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent, (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $2,500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of such Foreign Currency) and integral multiples of $500,000 (or with respect to a Foreign Currency Loan, the U.S. Dollar Equivalent of such Foreign Currency) in excess thereof, and (iii) voluntary prepayments with respect to the Term Loans (A) shall be applied pro rata to the outstanding Tranche A Term Loans and the Tranche B Term Loans and (B) within each tranche, shall be applied pro rata with respect to each remaining Principal Amortization Payment; provided, however, one or more holders of the Tranche B Term Loans may decline to accept a voluntary prepayment under this Section 3.3(a) to the extent there are sufficient Tranche A Term Loans outstanding and holders of Tranche B Term Loans accepting such voluntary prepayment to be paid with such prepayment, in which case such declined prepayments shall be allocated (x) pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments and (y) within each tranche, shall be applied pro rata with respect to each remaining Principal Amortization Payment. All prepayments under this Section shall be subject to Section 3.14.

                  (b) Mandatory Prepayments.

                           (i) Revolving Committed Amount. Subject to Section
                  2.9, if at any time (A) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Foreign Currency Loans outstanding exceeds the Revolving Committed Amount, (B) the aggregate amount of Swing Line Loans outstanding exceeds the Swing Line Committed Amount, (C) the aggregate amount of LOC Obligations outstanding exceeds the LOC Committed Amount or (D) the aggregate amount of Foreign Currency Loans exceeds the Foreign Currency Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in a manner and in an amount necessary to be in compliance with Sections 2.1, 2.2, 2.5 and 2.6, as applicable, and as directed by the Administrative Agent (any such prepayment with respect to clause (A) above to be applied as set forth in Section 3.3(c) below).

                           (ii) Asset Dispositions. Immediately upon receipt by
                  a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition or from an asset sale referred to in clause
                  (i) of Section 8.5 the proceeds of which are to be applied as a prepayment hereunder, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below); provided that Net Cash Proceeds used to pay for cash losses incurred in connection with a plant closing shall be excluded from this requirement up to a maximum amount of $10,000,000, in the aggregate, per fiscal year.

                           (iii) Excess Cash Flow. Within 90 days after the end
                  of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, (A) if the Senior Leverage Ratio as of the end of such fiscal year (as reported in the Officer's Compliance Certificate with respect to such fiscal year) is equal to or greater than 3.0 to 1.0, the Borrower shall prepay Loans in an amount equal to 75% of the Excess Cash Flow earned during such fiscal year, and (B) if the Senior Leverage Ratio as of the end of such fiscal year (as reported in the Officer's Compliance Certificate with respect to such fiscal year) is less than 3.0 to 1.0, the Borrower shall prepay Loans in an amount equal to 50% of Excess Cash Flow earned during such fiscal year (all such prepayments to be applied as set forth in Section 3.3(c) below).

                           (iv) Issuances of Debt. Immediately upon receipt by a
                  Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay Loans in an amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (all such prepayments to be applied as set forth in Section 3.3(c) below).

                           (v) Issuances of Equity. Immediately upon receipt by
                  a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance other than an Excluded Equity Issuance, the Borrower shall prepay Loans in an amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (all such prepayments to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i)(A) shall be applied first to Revolving Loans, second to Swing Line Loans, third to Foreign Currency Loans (or the cash collateralization thereof) and fourth to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(ii) above shall (x) with respect to the disposition of assets in the United States, be applied pro rata among (1) the Tranche A Term Loans, (2) the

         Tranche B Term Loans (and, within each tranche of Term Loans, pro rata among the remaining Principal Amortization Payments), and (3) collectively, the aggregate amount of Revolving Loans, Swing Line Loans and Foreign Currency Loans; provided that the Borrower may choose the application of the prepayment among the Revolving Loans, the Swing Line Loans and the Foreign Currency Loans and any such prepayment of Revolving Loans, Swing Line Loans and Foreign Currency Loans shall be accompanied by a corresponding permanent reduction in the Revolving Committed Amount and (y) with respect to the disposition of assets outside of the United States, be applied first pro rata to Foreign Currency Loans with a corresponding permanent reduction in the Foreign Currency Committed Amount and the Revolving Committed Amount and second, if all outstanding Foreign Currency Loans have been repaid, pro rata among (1) the Tranche A Term Loans, (2) the Tranche B Term Loans (and, within each tranche of Term Loans, pro rata among the remaining Principal Amortization Payments) and (3) collectively, the aggregate amount of Revolving Loans and Swing Line Loans; provided that the Borrower may choose the application of prepayments between the Revolving Loans and the Swing Line Loans and any such prepayment of Revolving Loans and Swing Line Loans shall be accompanied by a corresponding permanent reduction in the Revolving Committed Amount. All amounts required to be paid pursuant to Section 3.3(b)(iii), (iv) and (v) above shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans, and within each tranche of Term Loans, pro rata among the remaining Principal Amortization Payments until the Tranche A Term Loans and Tranche B Term Loans have been paid in full. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date or prepayment. One or more holders of the Tranche B Term Loans may decline to accept a mandatory prepayment under Section 3.3(b) to the extent there are sufficient Tranche A Term Loans outstanding and holders of Tranche B Term Loans accepting such mandatory prepayment to be paid with such prepayment, in which case such declined prepayments shall be allocated (x) pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments and (y) within each tranche, shall be applied pro rata with respect to each remaining Principal Amortization Payment.

         3.4 FEES.

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to the product of (a) 0.50% per annum multiplied by (b) the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears five (5) Business Days after the end of each calendar quarter (as well as on the Revolving Loan Maturity Date) for the immediately preceding calendar quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b) Letter of Credit Fees.

                           (i) Letter of Credit Fee. In consideration of the
                  issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender, for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount) a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears 5 Business Days after the end of each calendar quarter and on the Revolving Loan Maturity Date.

                           (ii) Issuing Lender Fees. In addition to the Letter
                  of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-eighth of one percent (1/8%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears 5 Business Days after the end of each calendar quarter (as well as on the Revolving Loan Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Foreign Currency Lender Fees. The Borrower shall pay to the applicable Foreign Currency Lender, at the time a Foreign Currency Loan is made, a fee equal to .25% per annum on the total amount of the Foreign Currency Loan made (the "Foreign Currency Fronting Fees").

                  (d) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

         3.5 PAYMENT IN FULL AT MATURITY.

                  (a) On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Swing Line Loans, all Foreign Currency Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

                  (b) On the Tranche A Term Loan Maturity Date, the entire outstanding principal balance of all Tranche A Term Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

                  (c) On the Tranche B Term Loan Maturity Date, the entire outstanding principal balance of all Tranche B Term Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6 COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans determined by reference to the Prime Rate or Loans made in British Pounds Sterling, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Revolving Loans and Term Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan or Term Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, the Tranche A Term Loan Committed Amount or the Tranche B Term Loan Committed Amount, and each conversion or continuation of any Revolving Loan, Tranche A Term Loan or Tranche B Term Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages, Tranche A Term Loan Commitment Percentages and Tranche B Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, Tranche A Term Loan or Tranche B Term Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

                  (c) Foreign Currency Loans. Each Foreign Currency Lender shall receive, for its own account, all payments or prepayments of principal and all Foreign Currency Fronting Fees with respect to its Foreign Currency Loans; provided, however, upon the funding of the Participants' participation interests with respect to a Foreign Currency Loan pursuant to Section 2.6(d), such Participants shall be deemed Foreign Currency Lenders with respect to such Foreign Currency Loan and shall be entitled to receive their pro rata share of any payment or prepayment of principal with respect to such Foreign Currency Loan. Until the Participants are required to fund their participation interest in a Foreign Currency Loan, subject to Section 3.1(b), (i) the Foreign Currency Lender that made such Foreign Currency Loan shall receive interest on such Foreign Currency Loan equal to (A)
         (x) for any portion of such Foreign Currency Loan consisting of a Base Rate Loan, the Base Rate and (y) for any portion of such Foreign Currency Loan consisting of a Eurocurrency Loan, the Eurocurrency Rate, plus (B) its pro rata share (based on its Revolving Loan Commitment Percentage) of the Applicable Percentage for such Foreign Currency Loan, and (ii) each Participant shall receive interest on such Foreign Currency Loan in an amount equal to its pro rata share (based on its Revolving Loan Commitment Percentage) of the Applicable Percentage for such Foreign Currency Loan. After the Participants fund their participation interests in a Foreign Currency Loan, subject to Section 3.1(b), each Foreign Currency Lender with respect to such Foreign Currency Loan shall receive interest on such Foreign Currency Loan equal to (1) for any portion of such Foreign Currency Loan consisting of a Base Rate Loan, the Adjusted Base Rate and (2) for any portion of such Foreign Currency Loan consisting of a Eurocurrency Loan, the Adjusted Eurocurrency Rate.

         3.8 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Rate and thereafter at a per annum rate equal to the Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9 CAPITAL ADEQUACY.

         If any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent demonstrable error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10 INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate

Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurocurrency Loans.

         3.11 ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert a Base Rate Loan to Eurocurrency Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurocurrency Loan is requested and (c) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12 REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurocurrency Loans made by it or its obligation to make Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of demonstrable error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13 TAXES.

                  (a) Except as provided below in this Section 3.13, all payments made by a Credit Party under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or Governmental Authority, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Credit Parties shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by a Credit Party, and (B) as promptly as possible thereafter such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Credit Parties shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this Section 3.13 in excess of the amount of the Non-Excluded Taxes that existed on the date the Lender changed such office, unless the Lender changed the office at the request of a Credit Party. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                                    (i) (A) on or before the date of any payment
                           by a Credit Party under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                             (B) deliver to the Borrower and the
                           Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                              (C) obtain such extensions of time
                           for filing and complete such forms or certifications

                           as may reasonably be requested by the Borrower or the Administrative Agent; or

                                    (ii) in the case of any such Lender that is
                  not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) If any such taxes shall be or become applicable after the date of this Credit Agreement to such payments by the Credit Parties to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Credit Parties' liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If a Credit Party is required to make any additional payment to a Lender pursuant to this
         Section 3.13, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse such Credit Party the amount of any such credit, relief, remission or repayment.

         3.14 INDEMNITY.

         The Credit Parties promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurocurrency Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement, (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto and (d) any assignment of a portion of such Lender's Commitments and Loans during the 180 day period following the Effective Date on account of the syndication of the Credit Facilities. Such indemnification may include an amount equal to (i) the present value of the amount of interest which would have accrued on the amount so prepaid, so assigned or not so borrowed, converted or continued, for the period from the date of such prepayment or assignment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.15 SUBSTITUTION OF LENDER; RELOCATION.

         In the event a Lender makes a request to the Borrower for compensation in accordance with Section 3.9, 3.11, 3.12 or 3.13, or claims it is unable to make or maintain Eurocurrency Loans, then, provided that no Event of Default has occurred and is continuing at such time, the Borrower may, at its option either

                  (a) at its own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b) and any expense pursuant to Section 3.14), and in its sole discretion require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any Requirement of Law or order of any court or other Governmental Authority, and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder; or

                  (b) request that such Lender use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such compensation or such inability, including changing the jurisdiction of its applicable lending office; provided, however, that the taking of such action would not, in the sole judgment of such Lender, be disadvantageous to such Lender and provided further that, if and to the extent the Borrower shall make the request described in this paragraph (b) and such request shall be denied, such denial shall not preclude the Borrower from exercising its rights under paragraph (a) above.

         3.16 ALL BORROWERS TREATED EQUALLY.

         Each Lender agrees that it will not make a request for compensation pursuant to any of Sections 3.9, 3.11, 3.12 or 3.13, or claim it is unable to make or maintain Eurocurrency Loans, unless such Lender at such time is making a similar claim for compensation or inability of all or substantially all of its borrowers which are similarly situated.

         3.17 LIMITATION ON MAKING CLAIMS.

         Notwithstanding anything herein to the contrary, the Borrower shall not be required to make any payments to any Lender pursuant to Sections 3.9, 3.11,
3.12 or 3.13 relating to any period of time which is greater than 180 days prior to such Lender's request for additional payment except for retroactive application of such law, rule or regulation, in which case the Borrower is required to make such payments for so long as such Person makes a request therefor within 180 days of the public announcement of such retroactive publication.


                                    SECTION 4
                                DOMESTIC GUARANTY

         4.1 GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Domestic Guarantors hereby, jointly and severally, unconditionally guarantees (the "Guaranty") to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Domestic Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Domestic Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any Collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Domestic Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Domestic Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Domestic Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Domestic Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any Collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Domestic Guarantor's obligations hereunder; it being the purpose and intent of each Domestic Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Domestic Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Domestic Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Domestic Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Domestic Guarantors further agree to all rights of set-off as set forth in Section 11.2.

         4.3 MODIFICATIONS.

         Each Domestic Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Domestic Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 WAIVER OF RIGHTS.

         Each Domestic Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; (e) all other notices to which such Domestic Guarantor might otherwise be entitled; and (f) except as specifically required under this Agreement, demand for payment under this Guaranty.

         4.5 REINSTATEMENT.

         The obligations of the Domestic Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6 REMEDIES.

         The Domestic Guarantors agree that, to the fullest extent permitted by law, as between the Domestic Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.1. The Domestic Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7 LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Domestic Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Domestic Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8 RIGHTS OF CONTRIBUTION.

         The Domestic Guarantors agree among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have contribution rights against the other Domestic Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Domestic Guarantors under the Credit Documents and no Domestic Guarantor shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.


                                    SECTION 5
                              CONDITIONS PRECEDENT

         5.1 CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b) Corporate Documents. With respect to each Domestic Credit Party, receipt by the Administrative Agent of the following:

                                    (i) Charter Documents. Copies of the
                           articles or certificates of incorporation or other charter documents of such Person certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Person to be true and correct as of the Effective Date.

                                    (ii) Bylaws. A copy of the bylaws of such
                           Person certified by a secretary or assistant secretary of such Person to be true and correct as of the Effective Date.

                                    (iii) Resolutions. Copies of resolutions of
                           the Board of Directors of such Person approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the Effective Date.

                                    (iv) Good Standing. Copies of certificates
                           of good standing, existence or its equivalent with respect to such Person certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have or could reasonably be expected to have a Material Adverse Effect on the business or operations of such Person in such jurisdiction.

                                    (v) Incumbency. An incumbency certificate of
                           such Person certified by a secretary or assistant secretary of such Person to be true and correct as of the Closing Date.

                  (c) Financial Statements. The Agents shall have received and, in each case, be satisfied with (i) interim estimated monthly consolidated financial statements of the Credit Parties and their Subsidiaries for each month subsequent to December 31, 1999 (which shall be available by the 15th day of the succeeding month), (ii) interim monthly consolidated financial statements of the Credit Parties and their Subsidiaries for each fiscal month after December 31, 1999 (which shall be available by the 25th day of each succeeding month),
         (iii) monthly working capital detail of the Credit Parties and their Subsidiaries for the twelve month period ending on the Closing Date and the monthly working capital detail projections for the first year following the Closing Date and (iv) a pro forma consolidated balance sheet of the Credit Parties and their Subsidiaries as of the Closing Date as well as pro forma consolidated financial statements of the Credit Parties and their Subsidiaries for the year ended December 31, 1999 and for the twelve months ended July 2, 2000 (collectively, the "Adjusted Pro Forma Financial Statements"), together with a certificate of the chief financial officer of the Parent to the effect that such statements accurately present the pro forma financial position of the Credit Parties and their Subsidiaries in accordance with GAAP, in each case after giving effect to (A) the Transaction, (B) all completed, probable and pending acquisitions and/or divestitures (including, without limitation, the assets of the Wheeling Closure Facility and the Warren Lithography Facility), (C) the financings and other transactions contemplated hereby and reflecting estimated purchase price accounting adjustments, that have been reviewed by independent public accountants of recognized national standing and meeting the requirements of Regulation S-X under the Securities Act, as amended, applicable to a Registration Statement under the Securities Act on Form S-1 and (D) the annual management fee of $750,000 payable to the Sponsor. Such pro forma financial statements (1) for the twelve months ended December 31, 1999 shall evidence minimum EBITDA of $107 million, (2) for the twelve months ended June 30, 2000 shall evidence minimum EBITDA of $101.5 million and (3) for the most recent twelve month period ending prior to the Closing Date (for which monthly financial statements are available as required in clause (ii) above) shall evidence minimum EBITDA of $101.5 million; provided such EBITDA figures in this sentence shall exclude up to $3.3 million of the one-time expenses and any pro forma cost savings resulting from the reduction in force announced by the Borrower in July, 2000.

                  (d) Opinion of Counsel. Receipt by the Agents of an opinion, or opinions (including, without limitation, local counsel opinions and foreign counsel opinions, which shall cover, among other things, authority, legality, validity, binding effect, enforceability and perfection of Liens and security interests), satisfactory to the Agents, addressed to the Agents and the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties and their Subsidiaries.

                  (e) Personal Property Collateral. The Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent):

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of the chief executive office of each Domestic Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) searches of ownership of intellectual property
                  in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent to the extent necessary to perfect the Lenders' security interest in the Collateral;

                           (iv) all stock certificates evidencing the stock
                  pledged to the Lenders pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

                           (v) all instruments and chattel paper in the
                  possession of any of the Domestic Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral;

                           (vi) such estoppel letters, consents and waivers from
                  landlords of real property leased to a Credit Party as may be reasonably requested by the Collateral Agent; and

                           (vii) such other collateral documentation as may be
                  required by the Collateral Agent in its sole reasonable discretion in order to perfect and protect the Lenders' security interest in the Collateral.

                  (f) Owned Real Property Collateral. The Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent):

                           (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Domestic Credit Parties in each real property asset owned by a Domestic Credit Party set forth on Schedule 5.1(f)(i) (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), together with such UCC-1 financing statements as the Collateral Agent shall deem appropriate with respect to each such Mortgaged Property;

                           (ii) an opinion of counsel (which counsel shall be
                  reasonably satisfactory to the Collateral Agent) in the state in which each Mortgaged Property is located with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state, if applicable, and such other matters as the Collateral Agent may request;

                           (iii) ALTA or other appropriate form mortgagee title
                  insurance policies (the "Mortgage Policies") issued by a title insurer company satisfactory to the Collateral Agent (the "Title Insurance Company"), in an amount reasonably satisfactory to the Collateral Agent with respect to each Mortgaged Property, assuring the Collateral Agent that the Mortgages, as applicable, create valid and enforceable first priority mortgage liens on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, and containing such endorsements as shall be reasonably required by the Collateral Agent.

                           (iv) evidence as to (A) whether any Mortgaged
                  Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Domestic Credit Party's written acknowledgment of receipt of written notification from the Collateral Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and
                  (3) copies of insurance policies or certificates of insurance of the applicable Domestic Credit Party evidencing flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent as sole loss payee on behalf of the Lenders;

                           (v) a real estate valuation for each of the Mortgaged
                  Properties reasonably acceptable to the Collateral Agent;

                           (vi) an environmental assessment for each Mortgaged
                  Property (other than the Mortgaged Properties located in Tallapoosa, Georgia (42 Lipham Street), Danville, Illinois, Baltimore, Maryland, Horsham, Pennsylvania, Hubbard, Ohio and Dallas, Texas) from a consulting firm acceptable to the Collateral Agent; and

                           (vii) such other real property collateral
                  documentation as may be required by the Collateral Agent in its sole reasonable discretion in order to perfect and protect the Lenders' security interest in the Collateral, including, without limitation, any real property collateral documentation required by the Collateral Agent with respect to the Collateral pledged by the Foreign Credit Parties.

                  (g) Evidence of Insurance. Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of the Domestic Credit Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured and sole loss payee on behalf of the Lenders.

                  (h) Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including, without limitation, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act) and approvals necessary or desirable in connection with the Transaction and the other transactions contemplated hereby shall have been obtained, all such consents and approvals shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Transaction or such other transactions contemplated hereby or that could reasonably be likely to threaten any of the foregoing.

                  (i) Material Adverse Effect. Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.

                  (j) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction which restrains the consummation of the Transaction in the manner contemplated by the Merger Agreement or (ii) pending or threatened action, suit, investigation or proceeding against a Credit Party or any of its Subsidiaries that would have or could reasonably be expected to have a Material Adverse Effect.

                  (k) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Credit Parties as of the Effective Date stating that (A) the Credit Parties and each of their Subsidiaries are in compliance with all Material Contracts, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect a Credit Party, any of the Credit Parties' Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or could be reasonably expected to have a Material Adverse Effect, (D) the Adjusted Pro Forma Financial Statements were prepared in good faith and using reasonable assumptions and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

                  (l) Consummation of Equity Financing, Subordinated Debt and Refinancing. The Equity Financing, the Subordinated Debt and the Refinancing shall have been consummated on terms satisfactory to the Agents in all respects, and all conditions precedent to the consummation of the Equity Financing and the Subordinated Debt shall have been satisfied or, with the prior approval of the Agents, waived.

                  (m) Capitalization; Sources and Uses. The Agents and their counsel shall be reasonably satisfied with (a) the capitalization, structure and equity ownership of the Credit Parties and their Subsidiaries, before and after giving effect to the Transaction and (b) the sources and uses of funds relating to the Transaction. The corporate, capital and ownership structure (including charter and by-laws) and stockholders' agreements, management agreements, franchise agreements, employment agreements, stock option and other employee benefit plans and management of the Credit Parties and their Subsidiaries (after giving effect to the Transaction) shall be satisfactory to the Agents in all material respects.

                  (n) Merger Agreement. The Borrower shall have delivered and certified to the Administrative Agent a true, correct and complete copy of the Merger Agreement. The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented in any material respect or any material condition precedent therein waived, without the prior written consent of the Agents. The Transaction shall have been consummated in all material respects in accordance with the terms of the Merger Agreement and in compliance with applicable laws and regulatory approvals, and all conditions precedent to the obligations of the Credit Parties and their Subsidiaries under the Merger Agreement shall have been satisfied or, with the prior approval of the Agents, waived.

                  (o) Ratio of Total Indebtedness to Adjusted Pro Forma Consolidated EBITDA. The Agents shall have received evidence that the ratio of (i) the total Indebtedness of the Credit Parties and their Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter for which unaudited financial statements have been provided to the Agents, on a pro forma basis, after giving effect to the Transactions, to (ii) EBITDA of the Credit Parties and their Subsidiaries on a consolidated basis, as determined pursuant to the Adjusted Pro Forma Financial Statements (the "Adjusted Pro Forma Consolidated EBITDA"), for the period of four fiscal quarters ending as of the end of the most recent fiscal quarter for which unaudited financial statements have been provided to the Agents, would not exceed
         4.85 to 1.0.

                  (p) Solvency Opinion. Receipt by the Agents of an opinion from an independent auditor or appraiser acceptable to the Agents as to the solvency of the Credit Parties and their Subsidiaries on a consolidated basis after giving effect to the Transaction.

                  (q) Availability. After giving effect to the Transaction and all Extensions of Credit made on the Effective Date, the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swingline Loans outstanding plus the aggregate amount of Foreign Currency Loans outstanding shall not exceed $30,000,000.

                  (r) Compliance with Financial Obligations. The Agents shall be satisfied that no defaults exist and are continuing with respect to any Indebtedness that will survive subsequent to the Closing Date, after giving effect to the Transaction.

                  (s) Engagement Letter. An engagement letter with a financial institution or financial institutions reasonably acceptable to the Agents, BAS and SSB pursuant to which the Borrower shall have engaged such financial institution(s) to act as underwriter, placement agent or initial purchaser of any public or private offering of debt securities by the Borrower, on terms and conditions reasonably acceptable to the Agents, BAS and SSB, shall be in full force and effect.

                  (t) Outstanding Indebtedness. The Agents shall have received satisfactory evidence that, after giving effect to the Transactions, neither the Credit Parties nor their Subsidiaries shall have outstanding any Indebtedness other than Indebtedness permitted pursuant to Section 8.1. The terms and conditions of all Indebtedness of the Credit

         Parties and their Subsidiaries that will remain outstanding after the Closing Date (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of defaults and remedies) shall be reasonably satisfactory in all respects to the Lenders.

                  (u) Taxes. The Agents shall be reasonably satisfied in all respects (a) with the tax position and the contingent tax liabilities of the Credit Parties and their Subsidiaries for prior operating periods, and with the plans of the Credit Parties and their Subsidiaries with respect thereto, and (b) with any tax sharing agreements among the Credit Parties and their Subsidiaries after giving effect to the Transactions.

                  (v) Contractual Restrictions. The Agents shall be satisfied that, other than as set forth on Schedule 5.1(v), no Credit Party and no Subsidiary of a Credit Party is subject to material contractual or other restrictions that would be violated by the Transactions, including the granting of guarantees and the payment of dividends by Subsidiaries of a Credit Party.

                  (w) Absence of Defaults. There shall not exist or have occurred any defaults, prepayment events or creation of Liens under debt instruments or other agreements as a result of the Transactions or otherwise.

                  (x) Fees and Expenses. (i) All fees and expenses due and payable to the Agents, any Lender and/or their Affiliates hereunder or pursuant to the Commitment Letter, the Fee Letter or otherwise shall have been paid in full as contemplated herein and therein, and (ii) each of the Sponsor and Pac Packaging shall have complied with all of their respective obligations under the Commitment Letter and the Fee Letter, and each such letter shall be in full force and effect.

                  (y) Existing Management. Management of the Credit Parties and their Subsidiaries (after giving effect to the Transaction) shall be satisfactory to the Agents in all respects. It is understood that management of the Credit Parties and their Subsidiaries as of September 29, 2000 is satisfactory to the Agents.

                  (z) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2, (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in
         Section 2.5, and (iv) in the case of any new Foreign Currency Loan, to the Administrative Agent, an appropriate Foreign Currency Notice of Borrowing, duly executed and completed, by the time specified in
         Section 2.6.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) No Material Adverse Effect. Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.

                  (e) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding plus the U.S. Dollar Equivalent of Foreign Currency Loans outstanding shall not exceed the Revolving Committed Amount, (ii) the sum of LOC Obligations outstanding shall not exceed the LOC Committed Amount, (iii) the sum of Swing Line Loans outstanding shall not exceed the Swing Line Committed Amount, (iv) the sum of the U.S. Dollar Equivalent of Foreign Currency Loans outstanding shall not exceed the Foreign Currency Committed Amount and (v) with respect to any Foreign Currency Loan, the U.S. Dollar Equivalent of the aggregate amount of Foreign Currency Loans outstanding to the requesting Foreign Subsidiary Borrower (or to the Borrower) shall not exceed the sublimits set forth in Section 2.6(a).

The delivery of each Notice of Borrowing, Foreign Currency Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above. This Section 5.2 shall not apply to continuations or conversions of Loans made pursuant to
Section 2.7.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agents and each Lender that:

         6.1 FINANCIAL CONDITION.

         The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Sections 7.1(a) and (b), (a) have been prepared in accordance with GAAP and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since December 31, 1999, there has been no sale, transfer or other disposition by a Credit Party or any of its Subsidiaries of any material part of the business or property of the Credit Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, which is not (A) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(c), 7.1 or in the notes thereto or (B) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.2 NO MATERIAL CHANGE.

         Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect and (b) from and after the Closing Date, except as otherwise permitted under this Credit Agreement, including Section 8.7, no dividends or other distributions have been declared, paid or made upon the Capital Stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the Capital Stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value.

         6.3 ORGANIZATION AND GOOD STANDING.

         Each Credit Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the state (or other jurisdiction) of its organization (or with respect to a Foreign Subsidiary, the equivalent thereof), (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every jurisdiction (or with respect to a Foreign Subsidiary, the equivalent thereof) unless the failure to be so qualified, in good standing or authorized would not have or could not reasonably be expected to have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4 DUE AUTHORIZATION.

         Each of the Credit Parties (a) has the requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5 NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by any Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation, bylaws or other charter or organizational document, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation T, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any Material Contract or any other indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6 CONSENTS.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7 ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8 NO DEFAULT.

         No Credit Party, nor any of its Subsidiaries, is in default in any respect under any Material Contract or any other contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9 OWNERSHIP.

         Each Credit Party and each of its Subsidiaries is the owner of, and has good and marketable title to, all of its respective material assets. None of the assets of the Credit Parties and their Subsidiaries is subject to any Lien other than Permitted Liens.

         6.10 INDEBTEDNESS.

         The Credit Parties and their Subsidiaries have no Indebtedness except
(a) as permitted by Section 8.1 or (b) that is being repaid on the Closing Date.

         6.11 LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of its Subsidiaries which would have or could reasonably be expected to have a Material Adverse Effect.

         6.12 TAXES.

         Each of the Credit Parties and each of its Subsidiaries has filed, or caused to be filed, all federal, state, foreign and material local (domestic and foreign) tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries, except as set forth on Schedule 6.12.

         6.13 COMPLIANCE WITH LAW.

         Each Credit Party and each of its Subsidiaries is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not have or could not be reasonably expected to have a Material Adverse Effect. No Requirement of Law could be reasonably expected to cause a Material Adverse Effect.

         6.14 ERISA.

         Except as would not have or could not reasonably be expected to have a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject a Credit Party or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Credit Parties and their Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements of the Credit Parties and their Subsidiaries in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

                  (g) Each Foreign Employee Benefit Plan and each Foreign Pension Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan. With respect to such liabilities relating to each such Foreign Employee Benefit Plan (other than a Foreign Pension Plan) maintained by a Credit Party, any of its Subsidiaries or any of its ERISA Affiliates, reasonable reserves have been established in accordance with prudent business practices or, where required, by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plans will not result in a material liability of a Credit Party and its Subsidiaries. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against a Credit Party, any of its Subsidiaries or any of its ERISA Affiliates with respect to any Foreign Employee Benefit Plan.

         6.15 SUBSIDIARIES.

         Set forth on Schedule 6.15 is (a) a complete and accurate list of all Subsidiaries of each Credit Party and (b) a complete and accurate list of all Foreign Subsidiary Borrowers. Information on Schedule 6.15 includes jurisdiction of organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class of Capital Stock owned (directly or indirectly) by such Credit Party and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.16 USE OF PROCEEDS.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.9.

         6.17 GOVERNMENT REGULATION.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act, (ii) the Exchange Act or (iii) Regulations T, U or X.

                  (b) No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of its Subsidiaries, is
         (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18 ENVIRONMENTAL MATTERS.

                  (a) Except as would not have or could not reasonably be expected to have a Material Adverse Effect:

                                    (i) Each of the real property assets owned,
                  leased or operated by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that could be reasonably expected to give rise to liability under any applicable Environmental Laws.

                                    (ii) Neither a Credit Party nor any of its
                  Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does a Credit Party or any of its Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

                                    (iii) Hazardous Materials have not been
                  transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of a Credit Party or any of its Subsidiaries in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Law.

                                    (iv) No judicial proceeding or governmental
                  or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                                    (v) There has been no release or threat of
                  release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

                  (b) The Credit Parties and their Subsidiaries have adopted procedures that are designed to (i) ensure that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries may have under applicable Environmental Laws.

         6.19 INTELLECTUAL PROPERTY.

         Each Credit Party and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted. Except as set forth on Schedule 6.19, (a) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Intellectual Property and (b) no action or proceeding is pending seeking to limit, cancel or question the validity of any material Intellectual Property. Set forth on
Schedule 6.19 is a list of all registered Intellectual Property and all other material Intellectual Property, in each case owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by a Credit Party or any of their Subsidiaries does not infringe on the rights of any Person. Schedule 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.20 SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21 INVESTMENTS.

         All Investments of the Credit Parties and their Subsidiaries are Permitted Investments.

         6.22 DISCLOSURE; PROJECTIONS.

         Neither this Credit Agreement nor any financial statements delivered to an Agent or the Lenders nor any other document, certificate or statement furnished to an Agent or the Lenders by or on behalf of a Credit Party or any of its Subsidiaries in connection with the transactions contemplated hereby, including, without limitation, the offering memorandums prepared in connection with the closing of this Credit Agreement (as supplemented by the disclosure on Schedule 6.22), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein in the light of the circumstances under which they were made not misleading as of the date such financial statement, document, certificate or other statement was made or delivered. All financial projections concerning the Credit Parties and their Subsidiaries made available to the Agents and the Lenders, whether prior to or after the Closing Date, including, without limitation, projections in the budgets prepared pursuant to Section 7.1(e), have been prepared in good faith based upon reasonable assumptions.

         6.23 LICENSES, ETC.

         Each Credit Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted except where the failure to do so could not have or could not be reasonably expected to have a Material Adverse Effect.

         6.24 NO BURDENSOME RESTRICTIONS.

         No Credit Party, nor any of its Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which individually or in the aggregate, could have or be reasonably expected to have a Material Adverse Effect.

         6.25 BROKER'S FEES.

         Except as set forth in the Fee Letter, the Bridge Fee Letter, the M&A Engagement Letter, or the Management Agreement, dated as of the Closing Date, between Berkshire Partners LLC and the Borrower, no Credit Party, nor any of its Subsidiaries, has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

         6.26 LABOR MATTERS.

         Except as disclosed on Schedule 6.26, (a) there are no collective bargaining agreements, labor contracts or Multiemployer Plans covering the employees of a Credit Party, (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party or any of their Subsidiaries and (c) there is no pending or threatened strike, walkout, work stoppage, material unfair labor claim or material labor dispute against or affecting any Credit Party or any of their Subsidiaries or their employees.

         6.27 LOCATION OF COLLATERAL.

         Set forth on Schedule 6.27(a) is a list of all Real Properties of a Credit Party with street address, county and state or country where located. Set forth on Schedule 6.27(b) is a list of all locations where any personal property of a Credit Party is located, including county and state or country where located. Set forth on Schedule 6.27(c) is the chief executive office and principal place of business of each Credit Party. Schedule 6.27(a), Schedule 6.27(b) and Schedule 6.27(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.28 COLLATERAL DOCUMENTS.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

         6.29 INSURANCE.

         Set forth on Schedule 6.29 is the present insurance coverage of the Credit Parties and their Subsidiaries (outlined as to carrier, policy number, expiration date, type and amount). Schedule 6.29 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.30 REPRESENTATIONS AND WARRANTIES FROM MERGER AGREEMENT.

         Each of the representations and warranties made in the Merger Agreement by each of the parties thereto is true and correct in all material respects on and as of the Closing Date except to the extent they relate to an earlier date.

         6.31 IMMUNITY.

         None of the Credit Parties nor any of their respective properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its organization, formation or incorporation.

         6.32 PROPER LEGAL FORM.

         Each Credit Document to which a Foreign Credit Party is a party is in proper legal form under the law of the jurisdiction in which such Foreign Credit Party is organized, formed or incorporated for the enforcement thereof against such Credit Party under the law of such jurisdiction. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in such jurisdiction, it is not necessary that any such Credit Document or any other document be filed or recorded with any court or other authority of such jurisdiction or that any stamp or similar tax be paid on or in respect of any such Credit Document.

         6.33 MATERIAL CONTRACTS.

         Set forth on Schedule 6.33 is a list of all Material Contracts.
Schedule 6.33 may be updated from time to time by the Borrower giving written notice thereof to the Administrative Agent.


                                    SECTION 7
                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1 INFORMATION COVENANTS.

         The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements.

                           (i) As soon as available, and in any event within 90
                  days after the close of each fiscal year of the Borrower, (A) a consolidated balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders and audited (with respect to consolidated financial statements only) by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner and
                  (B) additional financial statements regarding the U.S. operations, the European operations and the German operations of the Credit Parties and their Subsidiaries, in form and substance reasonably acceptable to the Lenders.

                           (ii) As soon as available, but in any event no later
                  than 30 days after the Closing Date, a consolidated balance sheet and income statement of May Verpackungen and its Subsidiaries, as of the end of the fiscal years ended March 31, 1998 and 1999 and the nine months ended December 31, 1999, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal years, setting forth in comparative form consolidated figures for the fiscal year preceding each such fiscal year, all such financial information described above to be in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders and (A) with respect to the nine month period ended December 31, 1999, audited (with respect to consolidated financial statements only) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in effect in Germany (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner and (B) with respect to fiscal years 1998 and 1999, prepared by (but not audited by) the German independent auditors who prepared such statements.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for (i) the corresponding period of the preceding fiscal year and (ii) the most recent budget delivered pursuant to Section 7.1(e), all such financial information described above to be in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each month (except for the month of December for which monthly statements shall be delivered no later than 45 days after the end of such month), (i) internal consolidated financial statements of the Credit Parties and their Subsidiaries, as of the end of such month, all such financial information to be in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, together with related financial statements setting forth in comparative form figures for (A) the corresponding month of the preceding year and (B) the most recent budget delivered pursuant to Section 7.1(e), (ii) additional financial statements regarding the U.S. operations, the European operations and the German operations of the Credit Parties and their Subsidiaries in form and substance acceptable to the Lenders and (iii) summary financial information as to Foreign Subsidiary Borrowers and their Subsidiaries (and direct and indirect foreign parents) as may be reasonably requested by the Administrative Agent.

                  (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(d) (each an "Officer's Compliance Certificate"), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, (ii) calculating the Leverage Ratio as of the end of such fiscal period and the Pricing Level for purposes of the definition of Applicable Percentage, (iii) setting forth the Debt Rating of the Borrower by S&P and Moody's, (iv) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent and (v) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (e) Annual Business Plan and Budgets. As soon as available, and in any event within 30 days after the beginning of each fiscal year of the Borrower, beginning with the fiscal year starting January 1, 2001, an annual business plan and budget of the Credit Parties and their Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for such fiscal year, setting forth such projections on a monthly basis. The Borrower shall promptly deliver to the Administrative Agent any material changes made to the projections set forth in any such budget.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a)(i), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (g) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Credit Parties, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the Net Cash Proceeds received from all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

                  (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" or similar report or communication by the auditors to the board of directors of a Credit Party or a committee thereof submitted or presented by independent accountants to a Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of a Credit Party or any of its Subsidiaries.

                  (i) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or any of its Subsidiaries shall send to its shareholders generally or to a holder of the Subordinated Debt in its capacity as a holder and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (j) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to a Credit Party or any of its Subsidiaries: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined would have or could be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or could be reasonably expected to have a Material Adverse Effect.

                  (k) ERISA. Upon a Credit Party or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any material withdrawal liability assessed against a Credit Party or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA) where any material liability has been imposed or could reasonably be expected to be imposed on a Credit Party or any ERISA Affiliate; (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Credit Party or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto except such failure as would not or could not reasonably be expected to have a Material Adverse Effect; (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Credit Party briefly setting forth the details regarding such event, condition or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto; or (v) the failure to pay any required contributions or payments to a Foreign Pension Plan or a Foreign Employee Benefit Plan on or before the due date for such required installment or payment except such failure as would not or could not reasonably be expected to have a Material Adverse Effect. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan, any Foreign Employee Benefit Plan or any Foreign Pension Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (l) Environmental.

                           (i) Subsequent to a notice from any Governmental
                  Authority where the subject matter of such notice would have or could reasonably be expected to have a Material Adverse Effect or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental assessment within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                           (ii) Each Credit Party will conduct and complete all
                  investigations, studies, sampling and testing and all remedial, removal and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Property of such Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Property.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries, or information from officers of the Credit Parties and their Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

         7.2 PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by
Section 8.4.

         7.3 BOOKS AND RECORDS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) or, with respect to Foreign Credit Parties and their Subsidiaries in such manner as is reasonably acceptable to the Administrative Agent.

         7.4 COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply in all material respects with all material laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws).

         7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have or could be reasonably expected to have a Material Adverse Effect.

         7.6 INSURANCE/CONDEMNATION.

                  (a) Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall name the Administrative Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall name the Administrative Agent, on behalf of the Lenders, as loss payee, for amounts in excess of $1,000,000, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

                  (b) In the event there occurs (i) any material loss, damage to or destruction of any property of a Credit Party or any part thereof or
         (ii) the taking of any property of a Credit Party as a result of condemnation proceedings, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or condemnation proceedings, as the case may be. Subsequent to (A) any loss, damage to or destruction of any property of a Credit Party or any part thereof, or (B) the taking of any property of a Credit Party by condemnation, such Credit Party, whether or not the insurance or condemnation proceeds, if any, received on account of such damage, destruction or taking of property shall be sufficient for that purpose, at such Credit Party's cost and expense, will, subject to clause (d) below, promptly repair or replace the property of such Credit Party so lost, damaged, destroyed or taken; provided, however, that such Credit Party need not repair or replace the property of such Credit Party so lost, damaged, destroyed or taken to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under this Credit Agreement or any other Credit Document.

                  (c) The Administrative Agent is authorized, but not obligated, as the attorney-in-fact of each of the Credit Parties and for the benefit of the Lenders, upon the occurrence and during the continuance of an Event of Default, without the consent of the applicable Credit Party, (i) to reasonably adjust and compromise proceeds payable under such insurance policies or condemnation proceedings, (ii) to collect, receive and give receipts for any insurance proceeds or condemnation proceeds in the name of such Credit Party, the Administrative Agent and the Lenders and (iii) to endorse such Credit Party's name upon any instrument in payment thereof.

                  (d) In the event a Credit Party shall receive any insurance or condemnation proceeds, as a result of any loss, damage, destruction or taking of property, in a net amount in excess of $1,000,000, such Credit Party will immediately pay over such proceeds to the Collateral Agent as cash collateral for the Domestic Credit Party Obligations or the Foreign

         Credit Party Obligations, as applicable. The Collateral Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral or property of such Credit Party lost, damaged, destroyed or taken if (A) within 180 days from the date the Collateral Agent receives such insurance or condemnation proceeds, the Collateral Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral or property lost, damaged, destroyed or taken has been or will be replaced or restored to its condition (or by Collateral or property having a value at least equal to the condition of the asset subject to the loss, damage, destruction or taking) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance or condemnation proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Collateral Agent shall, on the first Business Day subsequent to the date 180 days after it received such insurance or condemnation proceeds, apply such insurance or condemnation proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(ii) and Section 3.3(c). All insurance and condemnation proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

         7.7 MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses except for property disposed of in accordance with the terms of this Agreement.

         7.8 PERFORMANCE OF OBLIGATIONS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all Material Contracts and all other agreements, indentures, mortgages, security agreements, leases or debt instruments to which it is a party or by which it is bound if the failure to perform would have or could be reasonably expected to have a Material Adverse Effect.

         7.9 USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans solely (a) to finance a portion of the costs of the Transaction, including premiums, fees and expenses incurred in connection therewith in an amount not to exceed $50,000,000 and (b) to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions). The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

         7.10 AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours the Credit Parties will, and will cause their Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect each Credit Party's (or its Subsidiary's) property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries. The Credit Parties agree that the Administrative Agent or the Collateral Agent may conduct such audits and collateral reviews, at the Credit Parties' expense, as it deems appropriate; provided that absent an Event of Default such audits and collateral reviews may not be conducted more than twice a year.

         7.11 FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Leverage Ratio, as of the end of each fiscal quarter of the Borrower during the periods set forth below, shall be less than or equal to:

        PERIOD                                                                  RATIO
        From the Effective Date to July 1, 2001                                 4.95 to 1.0
        From July 2, 2001 to December 31, 2001                                  4.75 to 1.0
        From January 1, 2002 to June 30, 2002                                   4.50 to 1.0
        From July 1, 2002 to December 31, 2002                                  4.25 to 1.0
        From January 1, 2003 to June 29, 2003                                   4.00 to 1.0
        From June 30, 2003 to December 31, 2003                                 3.75 to 1.0
        From January 1, 2004 and thereafter                                     3.50 to 1.0

                  (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the end of each fiscal quarter of the Borrower during the periods set forth below, shall be greater than or equal to:

        PERIOD                                                                  RATIO
        From the Effective Date to July 1, 2001                                 1.80 to 1.0
        From July 2, 2001 to December 31, 2001                                  1.85 to 1.0
        From January 1, 2002 to June 30, 2002                                   1.90 to 1.0
        From July 1, 2002 to September 29, 2002                                 2.00 to 1.0
        From September 30, 2002 to June 29, 2003                                2.10 to 1.0
        From June 30, 2003 to April 3, 2004                                     2.25 to 1.0
        From April 4, 2004 to December 31, 2004                                 2.40 to 1.0
        From January 1, 2005 to October 2, 2005                                 2.50 to 1.0
        From October 3, 2005 and thereafter                                     2.75 to 1.0

                  (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the end of each fiscal quarter of the Borrower during the periods set forth below, shall be greater than or equal to:

        PERIOD                                                                  RATIO
        From the Effective Date to December 31, 2001                             1.0 to 1.0
        From January 1, 2002 to December 31, 2002                               1.05 to 1.0
        From January 1, 2003 to December 31, 2003                               1.10 to 1.0
        From January 1, 2004 to December 31, 2004                               1.05 to 1.0
        From January 1, 2005 and thereafter                                     1.10 to 1.0

                  (d) Minimum EBITDA. EBITDA, as of the end of each fiscal quarter of the Borrower, for the twelve month period ending on such date, during the periods set forth below, shall be greater than or equal to:

        PERIOD                                                                  MINIMUM EBITDA
        From the Effective Date to December 31, 2001                            $100,000,000
        From January 1, 2002 to September 29, 2002                              $105,000,000
        From September 30, 2002 to July 4, 2004                                 $110,000,000
        From July 5, 2004 and thereafter                                        $115,000,000

         7.12 COLLATERAL.

         If, subsequent to the Closing Date, a Credit Party shall (a) acquire or lease any real property or (b) acquire any intellectual property, securities, instruments or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Collateral Agent of same when it delivers its next Officer's Compliance Certificate. Each Credit Party shall take such action, as reasonably requested by the Collateral Agent and at its own expense, to ensure that the Collateral Agent has a first priority perfected Lien in all owned real property and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens. Such actions to be required by the Collateral Agent may include, but are not limited to, delivery of mortgages, real estate title insurance policies, surveys, flood certificates, zoning certificates (to the extent there is no zoning endorsement provided by a title policy), environmental reports, valuations, UCC financing statements, patent, trademark or copyright filings and legal opinions with respect thereto. Upon the request of the Collateral Agent, the Borrower shall provide such information as to the location of the personal property of the Credit Parties as reasonably requested by the Collateral Agent. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Collateral Documents.

         7.13 ADDITIONAL CREDIT PARTIES.

                  (a) At the time any Person becomes a direct Subsidiary of a Domestic Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (i) cause such Person (if it is a Domestic Subsidiary) to execute a Joinder Agreement in substantially the same form as

         Exhibit 7.13(a), (ii) (A) cause all of the Capital Stock of such Person (if such Person is a Domestic Subsidiary) or 65% of the Capital Stock of such Person (if such Person is a direct Foreign Subsidiary owned by a Domestic Credit Party) to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent, (B) if such Person is a Domestic Subsidiary, pledge all of its assets to the Lenders pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Collateral Agent, (C) if such Person is a Domestic Subsidiary and has any Subsidiaries, (1) deliver all of the Capital Stock of such Person's Domestic Subsidiaries and 65% of the Capital Stock of such Person's direct Foreign Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (2) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent, (D) if such Person is a Domestic Subsidiary and owns in fee any real property in the United States of America, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages, as the case may be, with appropriate covenants as necessary and (E) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports and landlord waivers, and (iii) cause such Person to deliver certified resolutions and other organizational and authorizing documents of such Person and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above); it being understood that all of the documentation, agreements, instruments, certificates and opinions to be delivered pursuant to (i), (ii) and (iii) above shall be in form, content and scope reasonably satisfactory to the Collateral Agent.

                  (b) At the time any Person becomes a Subsidiary of a Foreign Subsidiary Borrower (or a foreign parent, direct or indirect, of a Foreign Subsidiary Borrower) the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 45 days after the date thereof) shall (i) cause such Person to execute a Foreign Guaranty Agreement with respect to the Foreign Currency Loans of the Foreign Subsidiary Borrower in question (ii) cause all of the Capital Stock of such Person to be delivered (if certificated) to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in a form acceptable to the Collateral Agent, (iii) pledge all of its assets to the Lenders pursuant to a security agreement in a form acceptable to the Collateral Agent, (iv) if such Person has any Subsidiaries, (A) deliver all of the Capital Stock (if certificated) of such Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in a form acceptable to the Collateral Agent, (v) if such Person owns any real property, execute any and all necessary mortgage instruments or other appropriate real estate collateral documentation, with appropriate covenants as necessary, (vi) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, and (vii) cause such Person to deliver certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above); it being understood that all of the documentation, agreements, instruments, certificates and opinions to be delivered shall be in form, content and scope reasonably satisfactory to the Collateral Agent and that all collateral documentation delivered pursuant to this subsection (b) shall be delivered to secure only the Foreign Currency Loans of the Foreign Subsidiary Borrower in question.

         7.14 THIRD PARTY CONSENTS.

         With respect to any property leased after the Closing Date or with respect to any new locations after the Closing Date where a Credit Party may store any single asset with a fair market value in excess of $100,000 or a group of assets with a fair market value in excess of $500,000, upon the request of the Collateral Agent, the Credit Parties will promptly (but in any event within 30 days of such request) use all reasonable efforts to provide the Collateral Agent with such estoppel letters, consents and waivers from (a) landlords of real property leased to a Credit Party, (b) warehousemen and (c) bailees as may be reasonably requested by the Administrative Agent, which estoppel letters, consents and waivers shall be in form and substance reasonably satisfactory to the Collateral Agent.

         7.15 INTEREST RATE PROTECTION AGREEMENTS.

         The Borrower shall, within 60 days subsequent to the Closing Date, enter into and maintain interest rate protection agreements, in form and substance acceptable to the Agents, for a period expiring no earlier than 3 years from the date such interest rate protection agreements are purchased, and in a notional amount of not less than $125,000,000.

         7.16 POST-CLOSING DELIVERIES.

                  (a) On or before October 31, 2000 (or such later date as approved by the Collateral Agent), the Collateral Agent shall have received (i) maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and
         (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (ii) an endorsement to the Mortgage Policies, acceptable to the Collateral Agent, reflecting the receipt of the surveys described in clause (i) above.

                  (b) On or before October 31, 2000 (or such later date as approved by the Collateral Agent), the Collateral Agent shall have received satisfactory evidence that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including, without limitation, health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                  (c) The Borrower shall, within 180 days subsequent to the Closing Date, deliver to the Collateral Agent a fully executed and notarized Mortgage and the other documentation referenced in Section 5.1(f) and this Section 7.16 with respect to the property located at 901 Ostend Street, Baltimore, Maryland, unless such property has been sold prior to such date.

                  (d) Within 45 days subsequent to the Closing Date, each loan or advance of funds from a Domestic Credit Party to a Foreign Subsidiary or a foreign Affiliate outstanding as of the Closing Date shall be evidenced by a promissory note duly executed by such Foreign Subsidiary or foreign Affiliate and payable to the order of such Domestic Credit Party, and such Domestic Credit Party shall deliver such promissory note to the Collateral Agent, together with such endorsements as requested by the Collateral Agent.


                                    SECTION 8
                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date and set forth on Schedule 8.1 (and renewals, refinancings, replacements or extensions thereof on terms and conditions when taken as a whole are no more restrictive to such Credit Party and its Subsidiaries and are not less favorable to the Lenders than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                  (c) Indebtedness in respect of current accounts payable, accrued expenses and deferred income taxes incurred in the ordinary course of business including, to the extent not current, accounts payable, accrued expenses and deferred income taxes that are subject to bona fide dispute;

                  (d) Indebtedness owing from (i) a Domestic Credit Party to another Domestic Credit Party, (ii) a Foreign Credit Party to another Foreign Credit Party, (iii) a Foreign Subsidiary (that is not a Foreign Credit Party) to another Foreign Subsidiary (that is not a Foreign Credit Party), (iv) from a Foreign Subsidiary that is not a Foreign Credit Party to a Foreign Credit Party in an amount not to exceed, in the aggregate at any one time, $10,000,000, and (v) a Foreign Subsidiary to a Domestic Credit Party if it constitutes a Permitted Investment;

                  (e) purchase money Indebtedness (including Capital Leases and Synthetic Leases) incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets within 90 days of the purchase of such fixed assets; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed (A) an aggregate principal amount of $20,000,000 at any one time outstanding and (B) when added together with the Indebtedness permitted by Sections 8.1(i) and 8.1(m), $40,000,000 in the aggregate, at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed (including transaction and installation costs relating to the purchase); and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (f) obligations under Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (g) Indebtedness arising from judgments that do not cause an Event of Default;

                  (h) the Subordinated Debt (and renewals, refinancings, replacements or extensions thereof on terms and conditions that, when taken as a whole, are no more restrictive to such Credit Party and its Subsidiaries and are not less favorable to the Lenders than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                  (i) Indebtedness assumed in connection with a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in anticipation thereof and (ii) such Indebtedness, in the aggregate, does not exceed (A) $25,000,000 at any one time outstanding and (B) when added together with the Indebtedness permitted by Sections 8.1(e) and 8.1(m), $40,000,000, in the aggregate, at any one time outstanding;

                  (j) Indebtedness arising from agreements of the Borrower or a Subsidiary providing for indemnification, adjustment of purchase price, or other similar obligations (exclusive of any Guaranty Obligation of Indebtedness of the purchaser in such transaction), in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower; provided the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition;

                  (k) obligations in respect of performance and surety bonds and completion guarantees provided in the ordinary course of business;

                  (l) Indebtedness of Foreign Subsidiaries (not incurred under this Agreement) in an amount not to exceed (i) $30,000,000 and (ii) when added together with Foreign Currency Loans shall not exceed, in the aggregate, $75,000,000 at any one time;

                  (m) Indebtedness owing to an officer or employee of a Credit Party (or the heirs of such Persons) whose employment has terminated or who has died or retired or become disabled in connection with the repurchase or redemption of shares, or options to purchase shares, of such Credit Party; provided that (i) such Indebtedness must be fully subordinated to the Credit Party Obligations on terms acceptable to the Administrative Agent and (ii) no payments may be made to a holder of such Indebtedness unless permitted by Section 8.7(b)(ii); and

                  (n) other unsecured Indebtedness not to exceed (i) $15,000,000 in the aggregate at any one time outstanding and (ii) when added together with the Indebtedness permitted by Sections 8.1(e) and 8.1(i), $40,000,000, in the aggregate, at any one time outstanding.

         8.2 LIENS.

         No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3 NATURE OF BUSINESS.

         No Credit Party will, nor will it permit its Subsidiaries to engage in any business other than the business conducted as of the Closing Date and other businesses reasonably related thereto.

         8.4 CONSOLIDATION AND MERGER.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, the following actions may be taken if (a) the Administrative Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments, certificates and opinions as the Administrative Agent may request, including, without limitation, those necessary in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and
(b) after giving effect thereto no Default or Event of Default exists:

                  (i) any Domestic Credit Party may be merged or consolidated with or into another Domestic Credit Party; provided that (A) if the transaction is between the Parent or the Borrower and another Domestic Credit Party, the Parent or the Borrower, as applicable, must be the continuing or surviving entity and (B) the Parent and the Borrower may not be merged or consolidated with or into each other without the prior written consent of the Required Lenders; and

                  (ii) any Foreign Subsidiary may be merged or consolidated with or into another Foreign Subsidiary; provided that (A) if the transaction is between a Foreign Subsidiary that is not a Credit Party and a Foreign Credit Party, the Foreign Credit Party must be the continuing or surviving entity and (B) if the transaction is between a Foreign Subsidiary Borrower and another Foreign Subsidiary, the Foreign Subsidiary Borrower must be the continuing or surviving entity.

         8.5 SALE OR LEASE OF ASSETS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, real property interests (whether owned or leasehold interests), equipment and securities other than (a) any inventory sold or otherwise disposed of in the ordinary course of business, (b) obsolete, idle or worn-out assets no longer used or useful in its business, (c) the sale, lease or transfer or other disposal by a Domestic Credit Party (other than the Parent or the Borrower) of any or all of its assets to another Domestic Credit Party so long as (i) the Domestic Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Collateral Agent may request in order to maintain the perfection and priority of the Collateral Agent's Liens on the assets of the Domestic Credit Parties as required by Section 7.12 and 7.13, (ii) after giving effect to such transaction, no Default or Event of Default exists and (iii) the Borrower shall give the Administrative Agent at least 30 days' prior written notice of such sale, lease, transfer or other disposal, (d) the sale, lease or transfer or other disposal by a Foreign Subsidiary (other than any Foreign Subsidiary Borrower) of any or all of its assets to a Foreign Credit Party so long as (i) the Foreign Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Collateral Agent may request in order to maintain the perfection and priority of the Collateral Agent's Liens on the assets of the Foreign Credit Parties as required by Section 7.12 and 7.13, (ii) after giving effect to such transaction, no Default or Event of Default exists and (iii) the Borrower shall give the Administrative Agent at least 30 days' prior written notice of such sale, lease, transfer or other disposal, (e) the sale, lease or transfer or other disposal by a Foreign Subsidiary that is not a Credit Party to another Foreign Subsidiary, (f) the sale or other dispositions of Cash Equivalents for Fair Market Value, (g) the transfer of assets which constitute a Permitted Investment, (h) the sale of the property located at 901 Ostend Street, Baltimore, Maryland and (i) other sales of assets, in addition to those permitted above in this Section 8.5; provided that (i) the transfer is for Fair Market Value, (ii) no Default or Event of Default exists either prior to or after giving effect thereto, (iii) at least 75% of the consideration received for such transfer is in cash, (iv) the proceeds of such transfer are within 270 days of such transfer (A) reinvested in Eligible Assets or (B) applied as a mandatory prepayment in accordance with Section 3.3(b)(ii) and (v) such transfers do not exceed (A) $10,000,000 during any one fiscal year or (B) $40,000,000, in the aggregate, during the term of this Credit Agreement.

         Upon a sale of assets permitted by this Section 8.5, the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements and the return of stock certificates.

         8.6 ADVANCES, INVESTMENTS AND LOANS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

         8.7 RESTRICTED PAYMENTS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its Capital Stock of any class (other than dividends payable solely in Capital Stock) or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided that (i) any Subsidiary of the Borrower may pay dividends to its parent or the Borrower, (ii) any Credit Party may repurchase or redeem shares of, or options to purchase shares of , Capital Stock of such Credit Party or stock appreciation rights from officers and employees (or the heirs of such Persons) of such Credit Party whose employment has terminated or who have died or retired or become disabled or upon the vesting of stock appreciation rights, so long as the aggregate amount of such payments in any fiscal year does not exceed the sum of (A) $2.5 million plus (B) the proceeds of any "key man" life insurance policies purchased by such Credit Party for the specific purpose of making such repurchases or redemptions; it being understood that the cancellation of Indebtedness owed by management to such Credit Party in connection with such repurchase or redemption shall not be restricted by this
Section 8.7; (iii) any Credit Party may make repurchases of Capital Stock deemed to occur upon the exercise of employee stock options if such Capital Stock is surrendered in lieu of the exercise price thereof; and (iv) the Borrower may pay dividends or otherwise advance amounts to the Parent in amounts equal to (A) the amounts required for the Parent to pay any federal, state or local income taxes to the extent that such income taxes are attributable to the income of the Borrower and its Subsidiaries, (B) the amounts required for the Parent to pay franchise taxes and other fees required to maintain its legal existence, (C) an amount not to exceed $200,000 in any fiscal year to permit the Parent to pay corporate overhead expenses incurred in the ordinary course of business; (D) the amount required to enable the Parent, on the Closing Date, to repay its 10 1/8% Notes (and any premium in connection therewith) and to enable the Parent to make the payments as contemplated by the Merger Agreement; and (E) reasonable and customary costs and expenses incident to a public offering of the common stock of the Parent to the extent that the proceeds therefrom are intended to be contributed to the Borrower.

         8.8 TRANSACTIONS WITH AFFILIATES.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (a) on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, (b) with respect to a transaction or series of transactions involving aggregate payments or value in excess of $3,000,000, the Board of Directors of the Borrower (including a majority of the Disinterested Directors) approves such transaction or series of transactions and (c) with respect to a transaction or series of transactions involving aggregate payments or value in excess of $15,000,000, the Borrower shall, prior to the consummation thereof, obtain a written opinion of a nationally recognized accounting, appraisal or investment banking firm stating that the transaction is not less favorable than might reasonably be obtained at such time in a comparable arm's-length transaction with an unrelated third party.

         The provisions of this Section 8.8 shall not limit (i) any payment permitted by Section 8.7, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company (including a majority of the Disinterested Directors), (iii) any transaction pursuant to any contract in existence on the Closing Date or any amendment or replacement thereof that, taken in its entirety, is no less favorable to the Borrower than the agreement as in effect on the Closing Date, (iv) loans or advances to employees in the ordinary course of business of such Credit Party, not to exceed $1.0 million per employee and $3.0 million in the aggregate, (v) the payment of indemnities provided for in such Credit Party's charter and by-laws and reasonable fees to directors of the Credit Parties who are not employees of the Credit Parties, (vi) any transaction between or among Credit Parties, (vii) payments to SSB and its Affiliates for investment banking or other financial services in the ordinary course and not to exceed usual and customary market rates, (viii) fees, compensation, and indemnities under employment arrangements entered into by such Credit Party in the ordinary course of business, and (ix) issuance of Capital Stock of such Credit Party and the granting of registration rights with respect thereto.

         8.9 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) change its articles or certificate of incorporation, operating agreement, articles of organization, bylaws, partnership agreement or other charter or organizational documents in any way that is adverse to the Lenders.

         8.10 OTHER INDEBTEDNESS; MATERIAL AGREEMENTS.

                  (a) No Credit Party will, nor will it permit any of its Subsidiaries to, after the issuance thereof, amend or modify any of the terms of any Indebtedness (other than Indebtedness arising under the Credit Documents or any Hedging Agreement) of such Credit Party or its Subsidiaries if such amendment or modification, when taken as a whole, would add or change any terms in a manner adverse to such Credit Party or its Subsidiaries or to the interest of the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

                  (b) No Credit Party will, nor will it permit any of its Subsidiaries to, (i) make or offer to make any principal payments with respect to the Subordinated Debt, (ii) redeem or offer to redeem any of the Subordinated Debt, (iii) deposit any funds intended to discharge or defease any of the Subordinated Debt; (iv) make interest payments (including payment of accrued interest and premium, if any, payable in connection with a redemption of the Subordinated Securities permitted under this Section 8.10) in respect of the Subordinated Debt in violation of the subordination provisions of the Subordinated Loan Documents or (v) modify or amend the terms of the Subordinated Debt in any manner adverse to the Lenders.

         8.11 LIMITATIONS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) (i) pay dividends or make any other distribution on any of such Person's Capital Stock, (ii) pay any Indebtedness owed to the Borrower or any other Credit Party, (iii) make loans or advances to any Credit Party or (iv) transfer any of its property to any Credit Party, except for encumbrances or restrictions existing under or by reason of
(A) customary non-assignment or net worth provisions in any lease governing a leasehold interest or customary provisions in documents evidencing the transactions permitted by Section 8.1(e), (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of such Credit Party, (C) this Credit Agreement and the other Credit Documents, (D) the Subordinated Debt, (E) Requirements of Law, (F) encumbrances or restrictions in effect on the Closing Date as set forth on Schedule 8.11, (G) encumbrances which result from the renewal, refinancing, extension or amendment of any of the foregoing; provided such encumbrances or restrictions when taken as a whole are no more restrictive to such Credit Party or its Subsidiaries and are not less favorable to the Lenders than those under or pursuant to the agreement so renewed, refinanced, extended or amended, or, with respect to clause (iv) above only, (1) any encumbrance or restriction related to Permitted Indebtedness and Permitted Liens that limits the right of the debtor to dispose of the assets or property securing such Indebtedness, (2) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition, (3) customary non-assignment and non-transfer provisions in leases, contracts or licenses entered into in the ordinary course of business, (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale, (5) Permitted Liens and restrictions in the agreements creating such Permitted Liens, (6) any agreement or instrument governing Indebtedness permitted to be incurred by a Foreign Subsidiary, and (7) any amendments to the foregoing that when taken as a whole are not more restrictive than those contained in the agreement being amended, or (b) repay or prepay the Loans and other Credit Party Obligations or to perform its obligations hereunder and under the other Credit Documents.

         8.12 SALE LEASEBACKS.

         Other than as set forth below, no Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease. Notwithstanding the above, this Section shall not apply with respect to property purchased with the express intent to sell it and lease it back (and such property is actually sold and leased back within 90 days of the acquisition thereof).

         8.13 NEGATIVE PLEDGES.

         None of the Credit Parties will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation; other than, (a) the Indebtedness incurred or assumed, as applicable, pursuant to Section 8.1(e) may restrict the creation of any additional Liens on the assets securing such Indebtedness, (b) the Subordinated Loan Documents may restrict the creation of any Liens on the assets of the Credit Parties except for Liens created pursuant to the Credit Documents,

(c) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (d) customary non-assignment and non-transfer provisions in leases, contracts or licenses entered into in the ordinary course of business,
(e) encumbrances or restrictions on the Closing Date as set forth on Schedule
8.11 and (f) encumbrances which result from the renewal, refinancing, extension or amendment of any of the foregoing; provided such encumbrances or restrictions when taken as a whole are no more restrictive to such Credit Party or its Subsidiaries and are not less favorable to the Lenders than those under or pursuant to the agreement so renewed, refinanced, extended or amended.

         8.14 CAPITAL EXPENDITURES.

         The Credit Parties will not permit Capital Expenditures to exceed, in the aggregate, $45,000,000 for any fiscal year; provided that the Credit Parties may carry forward, for one year only, up to $15,000,000 of any unused Capital Expenditures from the prior year.

         8.15 PARENT.

         The Parent will not engage in any business activity or operation other than (a) owning and holding the Capital Stock of the Borrower, (b) guaranteeing the Credit Party Obligations and the obligations of the Borrower under the Subordinated Loan Documents, (c) pledging all of its assets (including without limitation the Capital Stock of the Borrower) to the Collateral Agent, on behalf of the Lenders, pursuant to the Collateral Documents, (d) issuing equity securities, (e) if applicable, preparing filings required by the Securities Act or the Exchange Act, (f) preparing tax filings required by federal or state law,
(g) guarantees of obligations of Foreign Subsidiaries to the extent such guarantees are permitted by the terms of this Credit Agreement, (h) incur Indebtedness permitted by Section 8.1 (m), (i) repurchase or redeem Capital Stock in accordance with Section 8.7(b) and (j) other miscellaneous legal, tax and accounting activities related to the foregoing. Furthermore, the Parent will not (i) sell, transfer or otherwise dispose of any shares of Capital Stock of the Borrower, (ii) merge with or into any other Person, (iii) hold any assets other than (A) the Capital Stock of the Borrower, and (B) such amounts allowed to be transferred to the Parent pursuant to Section 8.7, or (iv) possess any liabilities other than the liabilities under the Credit Documents, the Subordinated Debt, tax liabilities and other liabilities in the ordinary course of business.

         8.16 MANAGEMENT FEES.

         No Credit Party will, nor will it permit its Subsidiaries to, pay any management or other fees to the Sponsor (excluding fees paid to the Sponsor on the Closing Date) that, in the aggregate, exceed $750,000 during any fiscal year.

                                    SECTION 9
                                EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall:

                                    (i) default in the payment when due of any
                  principal of any of the Loans;

                                    (ii) default, and such default shall
                  continue for one or more Business Days, of any reimbursement obligation arising from drawings under Letters of Credit; or

                                    (iii) default, and such default shall
                  continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) Covenants. Any Credit Party shall:

                                    (i) default in the due performance or
                  observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.15 or 8.1 through 8.16, inclusive; or

                                    (ii) default in the due performance or
                  observance by it of any term, covenant or agreement contained in Sections 7.1 or 7.5 and such default shall continue unremedied for a period of five Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

                                    (iii) default in the due performance or
                  observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or
                  (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) any Credit Document shall fail in any material respect to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, Liens, rights, powers and privileges purported to be created thereby.

                  (e) Bankruptcy, etc. The occurrence of any of the following:
         (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of their Subsidiaries in an aggregate principal amount in excess of $5,000,000, including, without limitation, the Subordinated Debt, (i) a Credit Party or one of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any obligation relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or
         (iii) any such Indebtedness shall mature and remain unpaid. With respect to any Indebtedness incurred pursuant to Section 8.1(m), the holder thereof demands payment thereunder or causes any payment to be made other than as permitted by
         Section 8.7(b)(ii).

                  (g) Judgments. One or more judgments, orders, or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $2,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
         (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (h) ERISA. The occurrence of any of the following events or conditions if such occurrence would cause or could be reasonably expected to cause a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any of its Subsidiaries or any of its ERISA Affiliates in favor of the PBGC or a Plan; (ii) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in
         (A) the termination of such Plan for purposes of Title IV of ERISA, or
         (B) any Credit Party or any of its Subsidiaries or any of its ERISA Affiliates incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any of its Subsidiaries or any of its ERISA Affiliates to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any of its Subsidiaries or any of its ERISA Affiliates has agreed or is required to indemnify any Person against any such liability; (v) any Credit Party or any of its Subsidiaries or any of its ERISA Affiliates shall fail to pay any required contributions or payments to any Foreign Pension Plan or any Foreign Employee Benefit Plan on or before the due date for such required installment or payment; or (vi) any Foreign Employee Benefit Plan or any Foreign Pension Plan shall fail to be in compliance in all material respects with all laws, regulations and rules applicable thereto and the governing documents for such Foreign Employee Benefit Plan or such Foreign Pension Plan , as applicable.

                  (i) Guaranties. (i) The guaranty given by the Domestic Credit Parties hereunder or by any Additional Domestic Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Domestic Guarantor thereunder or any Person acting by or on behalf of such Domestic Guarantor shall deny or disaffirm such Domestic Guarantor's obligations under such guaranty or (ii) the guaranty given by the

         Foreign Guarantors pursuant to the Foreign Guaranty Agreements or by any other Foreign Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Foreign Guarantor thereunder or any Person acting by or on behalf of such Foreign Guarantor shall deny or disaffirm such Foreign Guarantor's obligations under such guaranty.

                  (j) Ownership. There shall occur a Change of Control.

                  (k) Subordinated Debt. (i) Any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of Designated Senior Indebtedness or Designated Senior Indebtedness of Guarantors (as such terms are defined in the Subordinated Loan Documents), (ii) the subordination provisions governing the Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt or (iii) an "Event of Default" exists as defined in the Subordinated Debt.

         9.2 ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent (or the Collateral Agent, as applicable) shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Administrative Agent, the Issuing Lender or any Lender;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder;

                  FOURTH, to the payment of the outstanding principal amount of the Loans (other than the Foreign Currency Loans), to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or an Affiliate of a Lender, pro rata, as set forth below;

                  FIFTH, to the payment of Foreign Currency Loans, pro rata as set forth below;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "FIRST", "THIRD," "FOURTH," "FIFTH" and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH", "FIFTH" and "SIXTH" above in the manner provided in this Section 9.3.


                                   SECTION 10
                                AGENCY PROVISIONS

         10.1 APPOINTMENT.

                  (a) Each Lender hereby designates and appoints Bank of America, N.A. as Administrative Agent and as Collateral Agent and Citicorp North America, Inc. as Syndication Agent of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section (other than Section 10.9) are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

                  (b) Citicorp North America, Inc., in is capacity as Syndication Agent and Bank One, NA (Main Office Chicago) in its capacity as Documentation Agent, shall have no duties or obligations whatsoever under this Credit Agreement or any of the other Credit Documents.

         10.2 DELEGATION OF DUTIES.

         An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3 EXCULPATORY PROVISIONS.

         Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

         10.4 RELIANCE ON COMMUNICATIONS.

         An Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by an Agent with reasonable care). Each Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). An Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. An Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5 NOTICE OF DEFAULT.

         An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Borrower and/or the Lenders, as applicable. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agents nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7 INDEMNIFICATION.

         The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that no Agent shall be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other obligations and amounts payable hereunder and under the other Credit Documents.

         10.8 AGENTS IN THEIR INDIVIDUAL CAPACITY.

         Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         10.9 SUCCESSOR AGENT.

         Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any state thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section

10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Likewise, if no successor Collateral Agent has accepted appointment as Collateral Agent within thirty (30) days after the retiring Collateral Agent's giving notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Collateral Agent under the Collateral Documents until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above. There shall at all times be a Person servicing as Administrative Agent hereunder and, so long as no Default or Event of Default shall have occurred and be continuing, the appointment of any new Administrative Agent shall require the consent of the Borrower (which consent shall not be unreasonably withheld or delayed).


                                   SECTION 11
                                  MISCELLANEOUS

         11.1 NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service, or (d) the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2 RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c), 2.5, 2.6 or 2.7 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Credit Party to the Lender.

         11.3 BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations in violation of Section 8.4 or 8.5 or without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in
         Section 11.6 may require; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                           (i) except in the case of an assignment to another
                  Lender, an Affiliate of an existing Lender or any fund that buys or invests in commercial or bank loans and is advised or managed by an investment advisor to an existing Lender or an Affiliate of such Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender); and

                           (ii) the parties to such assignment shall execute and
                  deliver to the Administrative Agent and the Issuing Lender for their acceptance an Assignment and Acceptance substantially in the form of Exhibit 11.3(b), together with any Note subject to such assignment and a processing fee of $3,500 (with only one such fee payable in connection with simultaneous assignments to funds advised by the same investment advisor).

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under
         Section 7701(a)(30) of the

         Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.13.

                  (c) The Administrative Agent, acting for this purpose (but only for this purpose) as an agent for the Borrower, shall maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2 (but only to the extent of the rights of the Lender granting such participation), and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                  (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may, without the consent of the Borrower or the Administrative Agent, at any time (i) assign and pledge all or any portion of its Loans and its Notes to any Federal

         Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or (ii) pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit) hereunder to any trustee or holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities or to any other representative of such holders. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning a Credit Party or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
         Section 11.17.

                  (h) SPC's. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Credit Parties, the Agents and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Revolving Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

         11.4 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agents or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5 PAYMENT OF EXPENSES; INDEMNIFICATION.

                  (a) The Credit Parties jointly and severally agree to: (a) pay on demand all reasonable out-of-pocket costs and expenses of (i) the Agents, BAS and SSB in connection with (A) the syndication, negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the other documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent, and the fees and expenses of counsel for the Agents in connection with collateral or foreign issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and
         (B) any bankruptcy, insolvency or similar proceeding of a Credit Party or any of its Subsidiaries and (b) indemnify each Agent, BAS, SSB and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim (except to the extent such claim arises from the gross negligence or willful misconduct of any indemnified party) and (iii) any claims for Non-Excluded Taxes.

                  (b) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         11.6 AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement, nor any other Credit Document, nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Credit Parties; provided that:

                  (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby,

                           (i) extend the final maturity of any Loan or the time
                  of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or modify, extend or waive any Principal Amortization Payment, or any portion thereof;

                           (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                           (iii) reduce or waive the principal amount of any
                  Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                           (iv) increase the Commitment of a Lender over the
                  amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                           (v) release all or substantially all of the
                  Collateral securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

                           (vi) release the Borrower or substantially all of the
                  other Credit Parties from its or their obligations under the Credit Documents (provided that the Administrative Agent may, without the consent from any other Lender, release any Guarantor that is sold or transferred in conformance with
                  Section 8.5);

                           (vii) amend, modify or waive any provision of this
                  Section 11.6 or Section 3.4(a), 3.4(b)(i), 3.4(c), 3.7, 3.8,
                  9.1(a), 11.2, 11.3 or 11.5;

                           (viii) reduce any percentage specified in, or
                  otherwise modify, the definition of Required Lenders;

                           (ix) consent to the assignment or transfer by the
                  Parent, the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; or

                           (x) waive any condition precedent set forth in
                  Section 5.1.

                  (b) in addition to any consent of the Required Lenders or the Lenders as set forth above, any amendment, modification or waiver that changes the allocation of any payments or the realization of proceeds of Collateral among the Revolving Loans, the Tranche A Term Loans and/or the Tranche B Term Loans (or between any two of such Loans), and any amendment, modification or waiver that affects the order of application of payments specified in Section 3.3(c), shall also require the consent of, if affected thereby, (i) Lenders holding at least 50% of the Revolving Committed Amount, (ii) Lenders holding at least 50% of the outstanding Tranche A Term Loans and (iii) Lenders holding at least 50% of the outstanding Tranche B Term Loans.

                  (c) no provision of Section 10 may be amended without the consent of the Administrative Agent, no provision of Sections 2.2 or 3.4(b)(ii) may be amended without the consent of the Issuing Lender, no provision of Section 2.5 may be amended without the consent of the Swing Line Lender and no provision of Section 2.6 or 3.4(c) may be amended without the consent of the then Foreign Currency Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7 COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be as effective as an original executed counterpart and shall be deemed a representation that an original executed counterpart will be delivered.

         11.8 HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11 GOVERNING LAW; VENUE; FOREIGN CREDIT PARTIES.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each Foreign Subsidiary Borrower hereby irrevocably appoints United States Can Company, with an address on the date hereof as specified on Schedule 11.1 (or such other Persons as may from time to time be identified to the Administrative Agent in writing and is deemed satisfactory to the Administrative Agent) as its true and lawful attorney-in-fact (the "Service of Process Agent") in its name, place and stead to accept service of any and all writs, summons and other legal process and any such enforcement proceeding brought in the State of New York and agrees that service by the mailing, of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing, of any enforcement proceeding may be made upon such Service of Process Agent and that it will take such action as necessary to continue such appointment in full force and effect or to appoint another such Service of Process Agent satisfactory to the Administrative Agent for service of process. United States Can Company hereby irrevocably accepts such appointment and agrees to serve in the capacity of Service of Process Agent.

                  (d) With respect to each Foreign Credit Party that becomes a party hereto:

                           (i) Without limiting the generality of subsections
                  (a) and (b) of this Section 11.11, such Foreign Credit Party agrees that any controversy or claim with respect to it arising out of or relating to this Credit Agreement or the other Credit Documents may, at the sole option of the Administrative Agent and the Lenders, be settled immediately by submitting the same to binding arbitration in the City of New York, New York (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Administrative Agent shall give such Foreign Credit Party not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Such Foreign Credit Party agrees that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court including, without limitation, any court of the State of New York or any federal court sitting in the State of New York. The expenses of arbitration shall be paid by such Foreign Credit Party.

                           (ii) The provisions of subsection (i) above are
                  intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of such subsection (i) are not consistent with or fail to conform to the requirements set out in the Convention, such subsection
                  (i) shall be deemed amended to conform to the requirements of the Convention.

                           (iii) Such Foreign Credit Party hereby specifically
                  consents and submits to the jurisdiction of the courts of the State of New York and courts of the United States located in the State of New York for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

         11.12 WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Credit Party agrees not to assert any claim against the Agents, the Issuing

Lenders, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

         11.13 JUDGMENT CURRENCY.

                  (a) Each Credit Party's obligations under the Credit Documents to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by an Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under the Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the U.S. Dollar Equivalent, determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         11.14 SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15 ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16 BINDING EFFECT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Domestic Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Domestic Guarantors, the Administrative Agent, any Additional Domestic Credit Party or any Foreign Credit Party and each Lender and their respective successors and assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents and the Collateral Agent shall, at the request and expense of the Borrower, deliver all Collateral in its possession to the Borrower and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by an Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by an Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

         11.17 CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.10 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process,
(ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons (including, without limitation, the National Association of Insurance Commissioners), (iv) any Affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement or any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any of such contractual counterparty's professional advisor), in each case who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party or (vii) to the extent necessary in connection with the exercise of rights and remedies under any Credit Document; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit

Party or its Subsidiaries or that any information becomes publicly available other than by a breach of this Section 11.17.

         11.18 FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of an Agent, to promptly take such actions, as reasonably requested, as is necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                       UNITED STATES CAN COMPANY,
                                       a Delaware corporation


                                       By: /s/ Paul W. Jones
                                          --------------------------------------
                                       Name: Paul W. Jones
                                       Title: President and Chief Executive
                                              Officer


DOMESTIC
GUARANTORS:
                                       U.S. CAN CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Paul W. Jones
                                          --------------------------------------
                                       Name: Paul W. Jones
                                       Title: President and Chief Executive
                                              Officer



                                       USC MAY VERPACKUNGEN HOLDING INC.,
                                       a Delaware corporation


                                       By: /s/ Paul W. Jones
                                          --------------------------------------
                                       Name: Paul W. Jones
                                       Title: President

                   Signature Page to United States Can Company
                                Credit Agreement


LENDERS:

                                       BANK OF AMERICA, N.A.,
                                       individually in its capacity as
                                       Administrative Agent

                                       By: /s/ W. THOMAS BARNETT
                                          --------------------------------------
                                       Name: W. Thomas Barnett
                                            ------------------------------------
                                       Title: Managing Director
                                             -----------------------------------



                                       BANK OF AMERICA, N.A., in its capacity as a Lender

                                       By: /s/ W. THOMAS BARNETT
                                          --------------------------------------
                                       Name: W. Thomas Barnett
                                            ------------------------------------
                                       Title: Managing Director
                                             -----------------------------------

                   Signature Page to United States Can Company
                                Credit Agreement


                                       CITICORP NORTH AMERICA, INC.,
                                       individually in its capacity as a Lender and in its capacity as Syndication Agent

                                       By: /s/ DAVID J. WIRDNAM
                                          --------------------------------------
                                       Name: David J. Wirdnam
                                            ------------------------------------
                                       Title: Director
                                             -----------------------------------

                   Signature Page to United States Can Company
                                Credit Agreement


                                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                       individually in its capacity as Lender
                                       and in its capacity as Documentation
                                       Agent


                                       By: /s/ DIANE M. FAUNDA
                                          --------------------------------------
                                       Name: Diane M. Faunda
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By: /s/ W. MICHAEL GEORGE
                                           --------------------------
                                        Name: W. Michael George
                                             ------------------------
                                        Title: Managing Director
                                              -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ F.C.H. ASHBY
                                           ----------------------------------
                                        Name: F.C.H. Ashby
                                             --------------------------------
                                        Title: Senior Manager Loan Operations
                                              -------------------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                                  THE NORTHERN TRUST COMPANY


                                                  By: /s/ DANIEL A. TOLL
                                                     --------------------------
                                                  Name: Daniel A. Toll
                                                       ------------------------
                                                  Title: Vice President

                  Signature Page to United States Can Company
                                Credit Agreement



                                             OAK BROOK BANK


                                             By: /s/ HENRY WESSEL
                                                --------------------------
                                             Name: Henry Wessel
                                                  ------------------------
                                             Title: Vice President
                                                   -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   WEBSTER BANK

                                   By: /s/ JULIANA B. DALTON
                                      --------------------------

                                   Name:  Juliana B. Dalton
                                        ------------------------

                                   Title:  Vice President
                                         -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   By: /s/ CHRIS DROUSSIOTIS
                                      --------------------------

                                   Name:  Chris Droussiotis
                                        ------------------------

                                   Title:  Vice President
                                         -----------------------

                   Signature Page to United States Can Company
                                Credit Agreement


                                       CREDIT AGRICOLE INDOSUEZ


                                       By: /s/ CHARLES HIATT
                                          --------------------------------------
                                       Name: Charles Hiatt
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------
                                              Manager

                                       By: /s/ SUSAN C. KNIGHT
                                          --------------------------------------
                                       Name: Susan Knight
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------
                                              Sr. Relationship Manager

                  Signature Page to United States Can Company
                                Credit Agreement


                            PPM AMERICA, INC., As attorney in fact, on behalf of Jackson National Life Insurance Company


                            By: /s/ DAVID C. WAGNER
                                -------------------------------------

                            Name: David C. Wagner
                                  -----------------------------------

                            Title: Vice President
                                   ----------------------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                            PPM SPYGLASS FUNDING TRUST

                                            By: /s/ ANN E. MORRIS
                                               ------------------------
                                            Name: Ann E. Morris
                                                 ----------------------
                                            Title: Authorized Agent
                                                  ---------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                            FRANKLIN FLOATING RATE MASTER SERIES

                                            By: /s/ CHAUNCEY LUFKIN
                                               ------------------------
                                            Name: Chauncey Lufkin
                                                 ----------------------
                                            Title: Vice President
                                                  ---------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                            CREDIT SUISSE FIRST BOSTON

                                            By: /s/ BARRY A. ZAMORE
                                               ------------------------
                                            Name: Barry A. Zamore
                                                 ----------------------
                                            Title: Vice President
                                                  ---------------------



                                           By: /s/ CLAIRE M. MCCARTHY
                                               ------------------------
                                            Name: Claire M. McCarthy
                                                 ----------------------
                                            Title: Managing Director
                                                  ---------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                                  KZH CNC LLC


                                                  By: /s/ SUSAN LEE
                                                     -----------------------
                                                  Name: Susan Lee
                                                       ---------------------
                                                  Title: Authorized Agent
                                                        --------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                             METROPOLITAN LIFE INSURANCE COMPANY


                                             By: /s/ JAMES R. DINGLER
                                                --------------------------
                                             Name: James R. Dingler
                                                  ------------------------
                                             Title: Director
                                                   -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   MORGAN STANLEY DEAN WITTER PRIME
                                   INCOME TRUST

                                   By: /s/ PETER GEWIRTZ
                                      --------------------------

                                   Name:  Peter Gewirtz
                                        ------------------------

                                   Title:  Vice President
                                         -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                   NUVEEN SENIOR INCOME FUND

                                   By: Nuveen Senior Loan Asset Management, Inc.


                                   By:   /s/ LISA M. MINCHESKI
                                         ---------------------
                                   Name:     Lisa M. Mincheski
                                         ---------------------
                                   Title:    Managing Director
                                         ---------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                           KEMPER FLOATING RATE FUND


                           By: /s/ KELLY D. BABSON
                             ---------------------------
                           Name:   Kelly D. Babson
                                ------------------------
                           Title:  Managing Director
                                 -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                             FLEET NATIONAL BANK AS TRUST
                                             ADMINISTRATOR FOR LONG LANE MASTER
                                             TRUST IV


                                             By: /s/ RENEE ROSS NADLER
                                                 -------------------------------
                                             Name:   Renee Ross Nadler
                                                  -----------------------------
                                             Title:  Managing Director
                                                   ----------------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                                    MUIRFIELD TRADING LLC




                                                    By: /s/ ANN E. MORRIS
                                                       -------------------------
                                                    Name:   Ann E. Morris
                                                         -----------------------
                                                    Title:  Asst. Vice President
                                                          ----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   SEQUILS-CUMBERLAND I, LTD.

                                   By:  Springfield Asset Management, L.L.C.
                                        as its Collateral Manager

                                   By: /s/ DALE BURROW
                                      -----------------------------

                                   Name:  Dale Burrow
                                        ---------------------------

                                   Title:  Senior Portfolio Manager
                                         --------------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   OLYMPIC FUNDING TRUST, SERIES 1999-1

                                   By: /s/ ANN E. MORRIS
                                      --------------------------

                                   Name:  Ann E. Morris
                                        ------------------------

                                   Title:  Authorized Agent
                                         -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   STEIN ROE FLOATING RATE LIMITED LIABILITY
                                   COMPANY

                                   By: /s/ JAMES R. FELLOWS
                                      -----------------------------------------

                                   Name:  James R. Fellows
                                        ---------------------------------------

                                   Title:  Senior Vice President
                                           Stein Roe & Farnham Incorporated,
                                           as Advisor to the Stein Roe Floating
                                           Rate Limited Liability Company
                                         --------------------------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                                         LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                                         ADVANTAGE FUND

                                         By:   Stein Roe & Farnham Incorporated, as Advisor

                                         By: /s/ JAMES R. FELLOWS
                                            --------------------------
                                         Name: James R. Fellows
                                              ------------------------
                                         Title: Sr. Vice President & Portfolio Manager

                  Signature Page to United States Can Company
                                Credit Agreement


                                             THE SUMITOMO TRUST AND BANKING CO., LTD.


                                             By: /s/ STEPHEN A. STRATICO
                                                ----------------------------
                                             Name: Stephen A. Stratico
                                                  --------------------------
                                             Title: Vice President
                                                   -------------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                                   KZH SOLEIL-2 LLC

                                   By: /s/ SUSAN LEE
                                      --------------------------

                                   Name:  Susan Lee
                                        ------------------------

                                   Title:  Authorized Agent
                                         -----------------------

                  Signature Page to United States Can Company
                                Credit Agreement



                         VAN KAMPEN SENIOR INCOME TRUST

                         By:  Van Kampen Investment Advisory Corp.



                         By:    /s/BRIAN BUSCHER
                                ----------------------------------
                         Name:     Brian T. Buscher
                                ----------------------------------
                         Title:    Manager Operations & Compliance
                                ----------------------------------

                  Signature Page to United States Can Company
                                Credit Agreement


                           WINGED FOOT FUNDING TRUST



                           By: /s/ ANN E. MORRIS
                               ----------------------
                           Name:   Ann E. Morris
                                ---------------------
                           Title:  Authorized Agent
                                ---------------------

                                                                 Exhibit 2.1(b)
                                                                      to
                                                                Credit Agreement

                           FORM OF NOTICE OF BORROWING

TO:      BANK OF AMERICA, N.A., as Administrative Agent
         101 North Tryon Street
         NC1-001-15-04
         Charlotte, North Carolina  28255

RE: Credit Agreement dated as of October 4, 2000 among United States Can Company (the "Borrower"), the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent, Bank One, NA (Main Office Chicago), as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement")

DATE:    _____________,____

-----------------------------------------------------------------

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Revolving Loans, the aggregate principal amount of Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding plus the U.S. Dollar Equivalent of Foreign Currency Loans outstanding will be $______________, which is less than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

      a.    ________   the Adjusted Base Rate

      b.    ________   the Adjusted Eurodollar Rate for an Interest Period of:

                       ________ one month
                       ________ two months
                       ________ three months
                       ________ six months

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing either prior to or after giving effect to the Revolving Loans requested by this Notice of Borrowing.

6. Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.


                                     UNITED STATES CAN COMPANY,
                                     a Delaware corporation


                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                                                 Exhibit 2.1(e)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                                 REVOLVING NOTE

Lender: ___________________                                 ______________, 2000


      FOR VALUE RECEIVED, United States Can Company, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of October 4, 2000 among the Borrower, the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation, a Delaware corporation, and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto (including the Lender), the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type, interest rate and duration of the Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

      This Revolving Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose as provided in Section 11.3(c) of the Credit Agreement.

      THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has duly executed this Revolving Note as of the date first above written.


                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                             ----------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                              ---------------------------------

                                                                 Exhibit 2.3(d)
                                                                      to
                                                                Credit Agreement

                                     FORM OF
                               TRANCHE A TERM NOTE

Lender: ___________________                                  _____________, 2000


      FOR VALUE RECEIVED, United States Can Company, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") and its registered assigns, at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of October 4, 2000 among the Borrower, the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation, a Delaware corporation, and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto (including the Lender), the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Tranche A Term Loan made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche A Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Tranche A Term Notes referred to in the Credit Agreement and evidences the Tranche A Term Loan made by the Lender thereunder. Capitalized terms used in this Tranche A Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Tranche A Term Loan evidenced by this Tranche A Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Tranche A Term Loan upon the terms and conditions specified therein. In the event this Tranche A Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type, interest rate and duration of the Interest Period (if applicable) of the Tranche A Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Tranche A Term Note in respect of the Tranche A Term Loan to be evidenced by this Tranche A Term Note, and each such recordation or endorsement shall be prima facie evidence of such information.

      This Tranche A Term Note and the Tranche A Term Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose as provided in Section 11.3(c) of the Credit Agreement.

      THIS TRANCHE A TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has duly executed this Tranche A Term Note as of the date first above written.


                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                             -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                                                 Exhibit 2.4(d)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                               TRANCHE B TERM NOTE

Lender: ___________________                                  _____________, 2000


      FOR VALUE RECEIVED, United States Can Company, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") and its registered assigns, at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of October 4, 2000 among the Borrower, the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation, a Delaware corporation, and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto (including the Lender), the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Tranche B Term Loan made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche B Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Tranche B Term Notes referred to in the Credit Agreement and evidences the Tranche B Term Loan made by the Lender thereunder. Capitalized terms used in this Tranche B Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Tranche B Term Loan evidenced by this Tranche B Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Tranche B Term Loan upon the terms and conditions specified therein. In the event this Tranche B Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type, interest rate and duration of the Interest Period (if applicable) of the Tranche B Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Tranche B Term Note in respect of the Tranche B Term Loan to be evidenced by this Tranche B Term Note, and each such recordation or endorsement shall be prima facie evidence of such information.

      This Tranche B Term Note and the Tranche B Term Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose as provided in Section 11.3(c) of the Credit Agreement.

      THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has duly executed this Tranche B Term Note as of the date first above written.


                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                             ----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                             ----------------------------------

                                                                 Exhibit 2.5(b)
                                                                       to
                                                                Credit Agreement

                         FORM OF SWING LINE LOAN REQUEST


TO:       BANK OF AMERICA, N.A., as Administrative Agent
          101 North Tryon Street
          NC1-001-15-04
          Charlotte, North Carolina 28255

RE: Credit Agreement dated as of October 4, 2000 among United States Can Company (the "Borrower"), the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent, Bank One, NA (Main Office Chicago), as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement")

DATE:     _____________, ____

1. This Swing Line Loan Request is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting a Swing Line Loan on the terms set forth below:

          (A)   Date of requested Swing Line
                Loan                            ____________________

          (B)   Principal amount of requested
                Swing Line Loan                 ____________________

3. Subsequent to the funding of the requested Swing Line Loan, (a) the aggregate principal amount of Swing Line Loans outstanding plus Revolving Loans outstanding plus LOC Obligations outstanding plus the U.S. Dollar Equivalent of Foreign Currency Loans outstanding will be $______________, which is less than or equal to the Revolving Committed Amount and (b) the aggregate principal amount of Swing Line Loans outstanding will be $______________, which is less than or equal to the Swing Line Committed Amount.

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing either prior to or after giving effect to the Swing Line Loans requested by this Swing Line Loan Request.

6. Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.


                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                             ----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                             ----------------------------------

                                                                 Exhibit 2.5(d)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                              SWING LINE LOAN NOTE


                                                                __________, 2000


      FOR VALUE RECEIVED, United States Can Company, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Bank of America, N.A. (the "Swing Line Lender") and its registered assigns, at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of October 4, 2000 among the Borrower, the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation, a Delaware corporation, and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto (including the Swing Line Lender), the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as, amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is the Swing Line Loan Note referred to in the Credit Agreement and evidences the Swing Line Loans made by the Swing Line Lender thereunder. Capitalized terms used in this Swing Line Loan Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Swing Line Loans evidenced by this Swing Line Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Swing Line Loans upon the terms and conditions specified therein. In the event this Swing Line Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type and interest rate of the Swing Line Loans made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books; provided that the failure of the Swing Line Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Swing Line Loan Note in respect of the Swing Line Loans to be evidenced by this

Swing Line Loan Note, and each such recordation or endorsement shall be prima facie evidence of such information.

      This Swing Line Loan Note and the Swing Line Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose as provided in Section 11.3(c) of the Credit Agreement.

      THIS SWING LINE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has duly executed this Swing Line Loan Note as of the date first above written.


                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                             ----------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                                -------------------------------

                                                                 Exhibit 2.6(b)
                                                                       to
                                                                Credit Agreement


          FORM OF FOREIGN CURRENCY NOTICE OF BORROWING
          --------------------------------------------

TO: BANK OF AMERICA, N.A., as Administrative Agent 101 North Tryon Street NC1-001-15-04 Charlotte, North Carolina 28255

RE: Credit Agreement dated as of October 4, 2000 among United States Can Company (the "Borrower"), the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent, Bank One, NA (Main Office Chicago), as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement")

DATE:     _____________,____

-----------------------------------------------------------------

1. This Foreign Currency Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting a Foreign Currency Loan on the terms set forth below:

          (A)    Date of requested Foreign
                 Currency Loan                      ____________________

          (B)    Borrower or Foreign Subsidiary
                 Borrower receiving Foreign
                 Currency Loan                      ____________________

          (C)    Principal amount of requested
                 Foreign Currency Loan              ____________________

          (D)    Foreign Currency requested         ____________________

          (E)    Account of the Borrower or
                 Foreign Subsidiary Borrower
                 in which Foreign Currency Loan
                 shall be funded
                                   Bank Number       ____________________
                                   Account Number    ____________________
                                   Account Name      ____________________

3. Subsequent to the funding of the requested Foreign Currency Loans, (a) the sum of the U.S. Dollar Equivalent of Foreign Currency Loans outstanding plus Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding will be $______________, which is less than or equal to the Revolving Committed Amount, (b) the sum of the U.S. Dollar Equivalent of Foreign Currency Loans outstanding will be $______________, which is less than or equal to the Foreign Currency Committed Amount and
      (c) the U.S. Dollar Equivalent of the aggregate amount of Foreign Currency Loans outstanding to the requesting Foreign Subsidiary Borrower (or to the Borrower) shall not exceed the sublimits set forth in Section 2.6(a).

4. The interest rate option applicable to the requested Foreign Currency Loans shall be:

      a.    ________ the Adjusted Base Rate

      b.    ________ the Adjusted Eurodollar Rate for an Interest Period of:

                              ________ one month
                              ________ two months
                              ________ three months
                              ________ six months

5. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

6. As of the date hereof, no Default or Event of Default has occurred and is continuing either prior to or after giving effect to the Foreign Currency Loans requested by this Foreign Currency Notice of Borrowing.

7. Since December 31, 1999, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.

                                        UNITED STATES CAN COMPANY,
                                        a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                 Exhibit 2.6(f)
                                                                       to
                                                                Credit Agreement

                        FORM OF FOREIGN JOINDER AGREEMENT

     THIS FOREIGN JOINDER AGREEMENT (this "Agreement"), dated as of _____________, __________, is entered into between _____________________, a
___________________ (the "New Foreign Subsidiary Borrower") and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement, dated as of October 4, 2000 among United States Can Company (the "Borrower"), U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto, the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     The New Foreign Subsidiary Borrower and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

     1. The New Foreign Subsidiary Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Foreign Subsidiary Borrower will be deemed to be a "Foreign Credit Party", a "Credit Party" and a "Foreign Subsidiary Borrower" for all purposes of the Credit Agreement and shall have all of the obligations of a Foreign Credit Party, Credit Party and Foreign Subsidiary Borrower thereunder as if it had executed the Credit Agreement. The New Foreign Subsidiary Borrower hereby ratifies, as of the date hereof (except for representations and warranties that expressly relate to an earlier date), and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) the designation of United States Can Company is its Service of Process Agent pursuant to Section 11.11(c) of the Credit Agreement.

     2. If required, the New Foreign Subsidiary Borrower is, simultaneously with the execution of this Agreement, executing, or causing to be executed, and delivering such Notes, Foreign Guaranty Agreements, Collateral Documents, updated Schedules to the Credit Agreement and the other Credit Documents and such other documents and instruments as requested by the Administrative Agent in accordance with Section 2.6(f) and 7.13 of the Credit Agreement.

     3. The address of the New Foreign Subsidiary Borrower for purposes of
Section 11.1 of the Credit Agreement is as follows:

                           ___________________________
                           ___________________________
                           ___________________________
                           ___________________________

     4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the New Foreign Subsidiary Borrower has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                  [NEW FOREIGN SUBSIDIARY BORROWER]

                                  By: _______________________________
                                  Name: _____________________________
                                  Title: ____________________________


                                  [add required notarizations and attestations]



                                  Acknowledged and accepted:

                                  BANK OF AMERICA, N.A., as
                                    Administrative Agent


                                  By: _______________________________
                                  Name: _____________________________
                                  Title: ____________________________

                                                                  Exhibit 2.7
                                                                       to
                                                                Credit Agreement


                    FORM OF NOTICE OF CONTINUATION/CONVERSION

TO:       BANK OF AMERICA, N.A., as Administrative Agent
          101 North Tryon Street
          NC1-001-15-04
          Charlotte, North Carolina  28255

RE: Credit Agreement dated as of October 4, 2000 among United States Can Company (the "Borrower"), the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent, Bank One, NA (Main Office Chicago), as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement")

DATE:     _____________, _____

-----------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.   Please be advised that:

     ______    (a)  the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $__________ currently accruing interest at _________ be extended or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

     ______    (b)  the Borrower is requesting that a portion of the outstanding
                    Tranche A Term Loans in the amount of $__________ currently accruing interest at ________ be extended or converted as of ____________ at the interest rate option set forth in paragraph 3 below.

     ______    (c)  the Borrower is requesting that a portion of the outstanding
                    Tranche B Term Loans in the amount of $__________ currently accruing interest at ________ be extended or converted as of ____________ at the interest rate option set forth in paragraph 3 below.

     ______    (d)  the Borrower is requesting that a portion of the outstanding
                    Foreign Currency Loans made to ________________ in the U.S.
                    Dollar Equivalent of $__________ currently accruing interest at ________ in the following Foreign Currency: ____________ be extended or converted as of ____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the extension or conversion of all or part of the existing Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Foreign Currency Loans (as set forth above) shall be:

     a.   ________  the Adjusted Base Rate

     b.   ________  the Adjusted Eurodollar Rate for an Interest Period of:

                    ________ one month
                    ________ two months
                    ________ three months
                    ________ six months

4. As of the date hereof, no Default or Event of Default has occurred and is continuing.


                                             UNITED STATES CAN COMPANY,
                                             a Delaware corporation


                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________

                                                                 Exhibit 7.1(d)
                                                                       to
                                                                Credit Agreement

                          FORM OF OFFICER'S CERTIFICATE

     For the fiscal quarter/year ended _________________, ______.

     I, ______________________, chief financial officer of United States Can Company (the "Borrower") hereby certify that, with respect to that certain Credit Agreement dated as of October 4, 2000 (as it may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Foreign Subsidiary Borrowers party thereto, U.S. Can Corporation, a Delaware corporation, and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent:

          a. Attached hereto as Schedule 1 are calculations demonstrating (i) compliance by the Credit Parties with the financial covenants contained in
     Section 7.11 of the Credit Agreement and (ii) the Senior Leverage Ratio, in each case as of the end of the fiscal period referred to above.

          b. The Pricing Level for purposes of the definition of Applicable Percentage is __________.

          c. The Debt Rating of the Borrower by S&P is ______ and by Moody's is
     ________.

          d. No Default or Event of Default has occurred and is existing under the Credit Agreement(1).

          e. The [annual][quarterly] financial statements which accompany this certificate fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.





----------------------
(1) If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.

          This certificate is executed as of ___________, 200__.

                                             UNITED STATES CAN COMPANY,
                                             a Delaware corporation


                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________

                       SCHEDULE 1 TO OFFICER'S CERTIFICATE

     1.   Leverage Ratio

          (a)  Funded Debt                                       $
                                                                  ------------
          (b)  EBITDA (see Rider A attached hereto)              $
                                                                  ------------
          (c)  Leverage Ratio [(a)/(b)]                               :1.0
                                                                  ------------

     2.   Interest Coverage Ratio

          (a)  EBITDA (See Rider A attached hereto)              $
                                                                  ------------
          (b)  Interest Expense                                  $
                                                                  ------------
          (c)  Interest Coverage Ratio [(a)/(b)]                 $    :1.0
                                                                  ------------

     3.   Fixed Charge Coverage Ratio

          (a)  EBITDA (See Rider A attached hereto)              $
                                                                  ------------
          (b)  Capital Expenditures                              $
                                                                  ------------
          (c)  Cash Taxes                                        $
                                                                  ------------
          (d)  [(a)-(b)-(c)]                                     $
                                                                  ------------
          (e)  Interest Expense                                  $
                                                                  ------------
          (f)  Scheduled Funded Debt Payments                    $
                                                                  ------------
          (g)  [(e)+(f)]                                         $
                                                                  ------------
          (h)  Fixed Charge Coverage Ratio [(d)/(g)]                  :1.0
                                                                  ------------

     4.   Minimum EBITDA

          (a)  EBITDA (See Rider A attached hereto)              $
                                                                  ------------

     5.   Senior Leverage Ratio

          (a)  Funded Debt                                       $
                                                                  ------------
          (b)  Subordinated Debt                                 $
                                                                  ------------
          (c)  EBITDA (See Rider A attached hereto)              $
                                                                  ------------
          (d)  Senior Leverage Ratio [(a)-(b)/(c)]               $
                                                                  ------------

                        RIDER A TO OFFICER'S CERTIFICATE

------------------------------------------------------------------------------------------------------
                                 Twelve
                                 Months       Quarter       Quarter        Quarter       Quarter
          EBITDA                 Ended         Ended         Ended          Ended         Ended
          ------
------------------------------------------------------------------------------------------------------
Net Income
------------------------------------------------------------------------------------------------------
- Extraordinary Gains
------------------------------------------------------------------------------------------------------
+ Interest Expense
------------------------------------------------------------------------------------------------------
+ Taxes
------------------------------------------------------------------------------------------------------
+ Restructuring Charges
------------------------------------------------------------------------------------------------------
+ Depreciation
------------------------------------------------------------------------------------------------------
+ Amortization
------------------------------------------------------------------------------------------------------
+ Extraordinary Non-Cash
Losses From Sale of
Property
------------------------------------------------------------------------------------------------------
+ Cash Restructuring
Proceeds (as limited by
the Credit Agreement)
------------------------------------------------------------------------------------------------------
- Cash Restructuring
Expenditures
------------------------------------------------------------------------------------------------------
+Pro Forma EBITDA
Adjustments, if
applicable
------------------------------------------------------------------------------------------------------
= EBITDA
------------------------------------------------------------------------------------------------------

                                                                 Exhibit 7.13(a)
                                                                       to
                                                                Credit Agreement

                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, ______, is entered into between _____________________, a ___________________
(the "New Subsidiary") and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement, dated as of October 4, 2000 among United States Can Company (the "Borrower"), U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders party thereto, the Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a "Domestic Credit Party", "Credit Party" and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof (except for representations and warranties that expressly relate to an earlier date), and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in
Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4.7 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agents and the Lenders, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby
(i) acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed a party to the Security Agreement as an "Obligor" and a party to the Pledge Agreement as a "Pledgor", (ii) acknowledges and agrees that its obligations under the Credit Agreement and the other Credit Documents are secured in accordance with the terms of the Security Agreement, the Pledge Agreement and the other Collateral Documents and that the Agents and the Lenders may exercise their remedies thereunder in accordance with the terms thereof, (iii) grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) and (iv) pledges and grants to the Collateral Agent, for the benefit of the Lenders, a security interest in the Pledged Capital Stock (as defined in the Pledge

Agreement) identified on Schedule A attached hereto and all of its Pledged Collateral (as defined in the Pledge Agreement). The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that (A) set forth on Schedule B attached hereto is a complete and accurate list of all Subsidiaries of the New Subsidiary, (B) set forth on Schedule C attached hereto is a list of all registered Intellectual Property and all other material Intellectual Property owned by the New Subsidiary or that the New Subsidiary has a right to use, (C) set forth on Schedule D attached hereto is (I) a list of all Real Properties of the New Subsidiary, (II) all locations where any personal property of the New Subsidiary is located and (III) the chief executive office and principal place of business of the New Subsidiary and (D) set forth on Schedule E attached hereto are any tradenames of the New Subsidiary. Each of Schedules 6.15, 6.19, 6.27(a), 6.27(b) and 6.27(c) of the Credit Agreement and
Schedule 4(c) of the Security Agreement are hereby deemed amended to include the information on Schedule B through Schedule E attached hereto, as applicable.

     2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with Section 7.13 of the Credit Agreement.

     3. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is the same address as the Borrower.

     4. The New Subsidiary hereby waives acceptance by the Agents and the Lenders of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

     5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                             [NEW SUBSIDIARY]

                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________

                                             Acknowledged and accepted:

                                             BANK OF AMERICA, N.A., as
                                               Administrative Agent

                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________

                                                                 Exhibit 11.3(b)
                                                                       to
                                                                Credit Agreement

                                     FORM OF
                              ASSIGNMENT AGREEMENT

     Reference is made to that certain Credit Agreement dated as of October 4, 2000 (as the same may be amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement") among United States Can Company (the "Borrower"), U.S. Can Corporation and each of the Domestic Subsidiaries of U.S. Can Corporation, as Domestic Guarantors, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, CitiCorp North America, Inc., as Syndication Agent and Bank One, NA (Main Office Chicago), as Documentation Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     1. The Assignor (as defined below) hereby sells and assigns, without recourse and without representation or warranty except as expressly set forth herein, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage, the Tranche A Term Loan Commitment Percentage of the Assignor and the Tranche B Term Loan Commitment Percentage of the Assignor on the Effective Date, (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date, (c) the Assignor's Participation Interests in all Letters of Credit as of the Effective Date and the rights and obligations appurtenant thereto under the LOC Documents, and (d) the Assignor's Participation Interests in any Swing Line Loan or Foreign Currency Loan as of the Effective Date and the rights and obligations appurtenant thereto. Periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

     2. The Assignor (a) represents and warrants to the Assignee that it is the holder of the Assigned Interest, and the Loans and Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Loans or Participation Interests; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 5.1(d) and 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service or other forms required under Section
3.13 of the Credit Agreement.

     4. This Assignment and Acceptance shall be effective only upon (a) the consent of the Borrower, the Administrative Agent and the Issuing Lender to the extent required under the definition of Eligible Assignee or under Section 11.3(b) of the Credit Agreement and (b) delivery to the Administrative Agent of this Assignment and Acceptance together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

     6. Terms of Assignment

        (a)    Date of Assignment                             __________________

        (b)    Legal Name of Assignor                         __________________

        (c)    Legal Name of Assignee                         __________________

        (d)    Effective Date of Assignment                   __________________

        (e)    Revolving Loan Commitment
               Percentage assigned                                _____________%

        (f)    Total Revolving Loans
               outstanding as of Effective Date                  $______________

        (g)    Principal amount of Revolving
               Loans assigned on Effective
               Date (the amount set forth
               in (f) multiplied by the
               percentage set forth in (e))                      $______________

        (h)    Revolving Committed Amount                        $______________

        (i)    Principal amount of Revolving
               Committed Amount assigned on
               the Effective Date (the amount
               set forth in (h) multiplied by
               the percentage set forth in (e))                  $______________

        (j)    Tranche A Term Loan Commitment
               Percentage assigned                                _____________%

        (k)    Total Tranche A Term Loans
               outstanding as of Effective Date                  $______________

        (l)    Principal amount of Tranche A
               Term Loans assigned on Effective
               Date (the amount set forth
               in (k) multiplied by the
               percentage set forth in (j))                      $______________

        (m)    Tranche A Term Loan Committed
               Amount                                            $______________

        (n)    Principal amount of Tranche A Term
               Loan Committed Amount assigned on
               the Effective Date (the amount set forth in
               (m) multiplied by the percentage set
               forth in (j))                                     $______________

        (o)    Tranche B Term Loan Commitment
               Percentage assigned                                _____________%

        (p)    Total Tranche B Term Loans
               outstanding as of Effective Date                  $______________

        (q)    Principal amount of Tranche B
               Term Loans assigned on Effective
               Date (the amount set forth
               in (p) multiplied by the
               percentage set forth in (o))                      $______________

        (r)    Tranche B Term Loan Committed
               Amount                                            $______________

        (s)    Principal Amount of Tranche B Term
               Loan Committed Amount Assigned on the
               Effective Date (the amount set forth in (r)
               multiplied by the percentage set forth in (o))    $______________

        (t)    Total Swing Line Loans outstanding as of
               Effective Date                                    $______________

        (u)    Participation Interest in outstanding Swing
               Line Loans assigned on Effective Date
               (the amount set forth in (t) multiplied by the
               percentage set forth in (e))                      $______________

        (v)    Total U.S. Dollar Equivalent of Foreign
               Currency Loans outstanding as of Effective Date   $______________

        (w)    Participation Interests in outstanding Foreign
               Currency Loans (the amount set forth in (v)
               multiplied by the percentage set forth in (e))    $______________

     7. After giving effect to the foregoing assignment, the Assignor and the Assignee shall have the following Commitments, Commitment Percentages, outstanding Loans and Participation Interests:

--------------------------------------------------------------------------------------------------------------
                   Commitment
                 with respect to       Revolving                             Tranche A
                    Revolving            Loan                                Term Loan
                    Committed         Commitment          Revolving         Commitment          Tranche A
                     Amount           Percentage            Loans           Percentage         Term Loans
--------------------------------------------------------------------------------------------------------------
Assignor
--------------------------------------------------------------------------------------------------------------
Assignee
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                                            U.S. Dollar
                                                                                           Equivalent of
                        Tranche B                                  Participation           Participation
                        Term Loan             Tranche B             Interest in             Interest in
                        Commitment              Term                 Swing Line               Foreign
                        Percentage              Loans                  Loans               Currency Loans
--------------------------------------------------------------------------------------------------------------
Assignor
--------------------------------------------------------------------------------------------------------------
Assignee
--------------------------------------------------------------------------------------------------------------

The terms set forth above
are hereby agreed to:

_______________________, as Assignor


By: _____________________________
Name: ___________________________
Title: __________________________


____________________, as Assignee


By: _____________________________
Name: ___________________________
Title: __________________________


                                             CONSENTED TO (if applicable):

                                             UNITED STATES CAN COMPANY,
                                             a Delaware corporation


                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________


                                             BANK OF AMERICA, N.A., as
                                             Administrative Agent


                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________


                                             BANK OF AMERICA, N.A., as
                                             Issuing Lender


                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________